UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Newmont Mining Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Newmont Proxy Statement 2015

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of

Newmont Mining Corporation will be held at:

Hotel du Pont

11th and Market Streets

Wilmington, Delaware 19801

On Wednesday, April 22, 2015

At 11:00 a.m., local time

Newmont Mining Corporation 6363 South Fiddler’s Green Circle Greenwood Village, Colorado 80111 USA

Notice of 2015 Annual Meeting of Stockholders

March 5, 2015

The Annual Meeting of Stockholders of Newmont Mining Corporation will be held on Wednesday, April 22, 2015 at 11:00 a.m., local time, at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, to:

1.	Elect Directors;

2.	Ratify the Audit Committee’s appointment of Ernst & Young LLP as Newmont’s independent registered public accounting firm for 2015;

3.	Approve, on an advisory basis, the compensation of the Named Executive Officers; and

4.	Transact such other business that may properly come before the meeting.

Record	Date: February 24, 2015

Under the Securities and Exchange Commission rules, we have elected to use the Internet for delivery of Annual Meeting materials to our stockholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the Internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. Your vote is important so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

By Order of the Board of Directors,	Scan this QR code to view digital versions of our Proxy Statement and 2014 Annual Report.

STEPHEN P. GOTTESFELD
Executive Vice President and General Counsel

You can vote in one of four ways:

Visit the website listed on your proxy card to vote VIA THE INTERNET

Call the telephone number on your proxy card to vote BY TELEPHONE

Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

Attend the meeting to vote IN PERSON

Our Notice of Meeting, Proxy Statement and Annual Report are available at www.envisionreports.com/nem

Newmont Mining Corporation 2015 Proxy Statement   •  i

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the stockholders of Newmont Mining Corporation (“Newmont,” the “Company” or “we”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the Company’s 2015 Annual Meeting of Stockholders to be held on Wednesday, April 22, 2015 (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders. The Proxy Statement, proxy card and 2014 Annual Report to Stockholders are being made available to stockholders on or about March 5, 2015.

Notice of Internet Availability of Proxy Materials.

On or about March 11, 2015, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see “Voting Your Shares” below. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Stockholders Entitled to Vote.

The holders of record of common stock of Newmont, par value $1.60 per share, at the close of business on February 24, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were
499,081,250 shares outstanding.

Voting Your Shares.	Newmont Common Stock. Each share of common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of common stock that you own. You may elect to vote in one of the following methods:

By Mail - If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.

By Internet - If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.

By Telephone - You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.

In Person - You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

Newmont Mining Corporation 2015 Proxy Statement   •  1

If you hold Newmont Common Stock at your Broker - If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. Your Voting Instruction Form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as ratification of auditors but cannot vote on “non-routine” matters, which now include matters such as votes for the Election of Directors proposal and the Say-on-Pay proposal. Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Quorum, Tabulation and Broker Non-Votes and Abstentions.	Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of common stock entitled to vote at the Annual Meeting.

Tabulating Votes and Voting Results. Votes at the Annual Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Broker Non-Votes and Abstentions. Abstentions and “broker non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (except with respect to the Election of Directors, where abstentions are excluded), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Except with respect to the Election of Directors, where abstentions are excluded, abstentions have the same effect as votes against proposals presented to stockholders. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

As such, please be reminded that if you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the Election of Directors (Proposal 1). If you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the Election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the advisory vote to approve named executive officer compensation (Proposal 3).

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Votes Required to Approve the Proposals.	Proposal	Vote Required
	Election of Directors	Majority of votes cast for the Nominees.

	Ratification of independent registered public accounting firm for 2015	Majority of stock present in person or by proxy and entitled to vote.

	Approve, on an advisory basis, the compensation of the Named Executive Officers	Non-binding advisory vote — majority of stock present in person or by proxy and entitled to vote.

Election of Directors. Brokers, banks and other financial institutions can no longer vote your stock on your behalf for the Election of Directors if you have not provided instructions on your voting instruction form, by telephone or by Internet. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2015. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

Advisory Say-On-Pay Vote. Because the vote on Compensation of the Named Executive Officers is advisory in nature, it will not: (1) affect any compensation already paid or awarded to any Named Executive Officer, (2) be binding on or overrule any decisions by the Board of Directors, (3) create or imply any additional fiduciary duty on the part of the Board of Directors, and (4) restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Other Items. If any other items are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.

Revocation of Proxy or Voting Instruction Form.

Revocation of Newmont Common Stock Proxy or Voting Instruction Form. A stockholder who executes a proxy or Voting Instruction Form (“VIF”) may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or VIF, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). A stockholder also may substitute another person in place of those persons presently named as proxies. Written notice revoking or revising a proxy should be sent to the attention of the Corporate Secretary (attention: Logan Hennessey), Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Solicitation Costs.	The cost of preparing and mailing the Notice, requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. The Notice will be furnished to the holders of the Company’s common stock on or about March 11, 2015. In addition, solicitation of proxies and Voting Instruction Forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained Okapi

Newmont Mining Corporation 2015 Proxy Statement   •  3

Partners LLC to aid in the solicitation of brokers, banks, intermediaries and other institutional holders for a fee of $15,000. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of common stock.

Notes to Participants in Newmont Employee Retirement Savings Plans.

Participants in the Retirement Savings Plan of Newmont and Retirement Savings Plan for Hourly-Rated Employees of Newmont. If you are a participant in the Retirement Savings Plan of Newmont or Retirement Savings Plan for Hourly-Rated Employees of Newmont (the “401(k) Plans”) and hold the Company’s common stock under either of the 401(k) Plans, the shares of Newmont common stock which are held for you under the 401(k) Plans may be voted through the proxy card accompanying this mailing. The 401(k) Plans are administered by Fidelity Investments, as trustee. The trustee, as the stockholder of record of the Company’s common stock held in the plans, will vote the shares held for you in accordance with the directions you provide. If you do not vote your shares by 11:59 p.m. Eastern time on April 17, 2015, the trustee will not vote your common shares in the 401(k) Plans.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders.	For a stockholder proposal, including a proposal for the Election of Directors, to be included in the proxy statement and form of proxy for the 2016 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 12, 2015. Proposals should be sent to the attention of the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. We are not required to include in our proxy statement and form of proxy a stockholder proposal that was received after that date or that otherwise fails to meet the requirements for stockholder proposals established by Securities and Exchange Commission (“SEC”) regulations.

In addition, under our By-Laws, stockholders must give advance notice of nominations for Directors or other business to be addressed at the 2016 Annual Meeting and must be received at the principal executive offices of the Corporation no later than the close of business on February 22, 2016, and not earlier than the close of business on January 22, 2016. The advance notice must be delivered to the attention of the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Voting Results.	The results of the voting at the Annual Meeting will be reported on Form 8-K and filed with the Securities and Exchange Commission within four business days after the end of the meeting.

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Proposal No. 1 — Election of Directors

Voting for Directors. If you hold your Newmont stock through a broker, bank or other financial institution, your Newmont stock will not be voted on your behalf on the Election of Directors unless you complete and return the Voting Instruction Form or follow the instructions provided to you to vote your stock via telephone or the Internet. If you do not instruct your broker, bank or other financial institution how to vote, your votes will be counted as “broker non-votes” and your shares will not be represented in the Election of Directors vote at the Annual Meeting.

Majority Vote Standard for the Election of Directors. Our By-Laws provide that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include votes to withhold authority, but shall exclude abstentions. Votes will not be deemed cast if no authority or direction is given.

If a nominee for Director does not receive the vote of at least a majority of votes cast at the Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Director Skills and Qualifications. In addition to meeting the minimum qualifications set out by the Board of Directors under “Director Nomination Process and Review of Director Nominees,” on page 15, each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, private equity, finance, mining, operations, manufacturing, marketing, government, law, international business and health, safety, environmental and social responsibility. The unique background, skills and qualifications that led the Board of Directors and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should serve as a Director for Newmont are set forth in the “Nominees” section below.

Board of Directors Recommendation. The Board of Directors recommends that the stockholders vote “FOR” all of the following nominees and, unless a stockholder gives instructions on the proxy card to the contrary, the proxies named thereon intend so to vote.

Nominees. Each of the nine persons named below is a nominee for election as a Director at the Annual Meeting for a term of one year or until his/her successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. If any such nominees cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.

Donald C. Roth, a Director of Newmont since 2004, will not be standing for for re-election to the Board of Directors at the Annual Meeting. Mr. Roth’s service will cease immediately prior to the 2014 Annual Meeting of Stockholders. Mr. Roth’s decision not to stand for re-election to the Board of Directors was personal and not due to any disagreement with the Company. Newmont and the Board express their deepest appreciation to Mr. Roth for his outstanding and dedicated service to Newmont and for his many contributions to the Board and Committees of the Board, including as a valued member and Chairman of the Compensation Committee, and as a member of the Corporate Governance and Nominating Committee of the Board.

Eight of the nine nominees are currently serving as Directors of the Company and were elected to the Board of Directors at the last Annual Meeting. A new director has been nominated for election at the upcoming Annual Meeting as an independent director to fill the vacancy created by Mr. Roth’s departure. Mr. Alberto Calderón was identified as a candidate for election through a rigorous search and selection process overseen by our Corporate Governance and Nominating Committee. Based on the established criteria for persons to be nominated, as discussed above, the Corporate Governance and Nominating Committee recommended his nomination, which was also approved by the Board. The Board believes Mr. Calderón is an excellent and qualified candidate for election to the Board.

Newmont Mining Corporation 2015 Proxy Statement   •  5

The following sets forth information as to each nominee for election, including his or her age (as of the Record Date), and background (including his or her principal occupation during the past five years, current directorships and directorships held during at least the past five years, and skills and qualifications):

Director Since: 2011 Independent Board Committees: Audit

BRUCE R. BROOK

Bruce R. Brook, 59, currently serves as a Director for Boart Longyear Limited, Programmed Group (as Chairman) and CSL Limited. In addition, Mr. Brook retired in 2012 after six years of service as a member of the Financial Reporting Council in Australia, an agency of the Australian Commonwealth, which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation. In 2013 Mr. Brook was appointed to the Director Advisory Panel of the Australian Securities and Investment Commission, the Australian Corporate Regulator.

Director Qualifications:

•  Financial Expertise — Prior service as the Chairman of the Audit Committee of Lihir Gold Limited and as Chief Financial Officer of WMC Resources Limited, Deputy CFO of ANZ Banking Group Limited, Group Chief Accountant of Pacific Dunlop Limited, and General Manager, Group Accounting positions at CRA Limited and Pasminco Limited. Current Chairman of the Audit Committee of Boart Longyear Limited and Chairman of the Audit Committee of CSL Limited. Former member of the Financial Reporting Council, an agency of the Australian Commonwealth, which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation.

•  International Experience — Extensive international experience as a director of multiple international companies, including Boart Longyear Limited, Programmed Group and CSL Limited.

•  Operational and Industry Expertise — Experience as a Director of Lihir Gold Limited, Energy Developments Limited and Consolidated Minerals Limited. Currently serves as a Director of Deep Exploration Technologies Cooperative Research Centre, a collaborative research program researching safer, more advanced and more cost effective geological exploration and drilling methods.

Board Experience:

Service on the Company’s Board of Directors since 2011, as well as on the boards of several companies, including Boart Longyear Limited, and CSL Limited, and as Chairman of Programmed Group. Former Director and Chairman of the Audit Committees of Lihir Gold Limited, Consolidated Minerals Limited, Energy Developments Limited and Snowy Hydro Limited and former independent Chairman of Energy Developments Limited.

6  •  Newmont Mining Corporation 2015 Proxy Statement

Director since: 2012 Independent Board Committees: Audit

J. KOFI BUCKNOR

J. Kofi Bucknor, 59, CEO of J. Kofi Bucknor & Associates, a Ghanaian corporate finance advisory and propriety investing firm established in 2000. Former Chairman of Ghana’s Investment Advisory Committee, which advises on the management of part of the country’s oil revenues, and former Chairman of the Ghana Stock Exchange. Managing Partner of Kingdom Africa Management (formerly Zephyr Africa Management), a private equity fund manager, from 2003 to present.

Director Qualifications:

• CEO/Executive Management Skills — Experience as CEO of J. Kofi Bucknor & Associates since 2000; Treasurer, African Development Bank 1986 – 1994; Executive Director, Corporate Finance with Lehman Brothers International, London from 1994 –1997; Managing Director of CAL Merchant Bank, Ghana, from 1997 – 2000; Managing Partner of Kingdom Africa Management from 2003 — present; and other executive management positions noted above.

• Financial Expertise — Over 30 years of international banking experience including as managing partner of several private equity funds in Africa. Member of the Commonwealth Secretary General’s Special Advisory Panel on the 1996 Asian Financial Crisis, former Chairman of the Ghana Stock Exchange, and former Treasurer, African Development Bank.

•  International Experience — Extensive senior executive experience in global banking as noted above, as well as service on the boards of National Investment Bank (Ghana), Saham Assurances Limited (formerly CNIA Assurances) (Morocco), Mixta Africa (Spain), ARM (Nigeria), Ecobank Transnational Corporation and Letshego (Botswana). Service on boards in Ghana, Botswana, Morocco, Spain and Nigeria.

•  Operational and Industry Expertise — Experience with multinational mining operations including as a former Director of Ashanti Goldfields Corporation and as a member of the International Advisory Board of Normandy Mining Corporation. Served as a Director of Chirano Gold Mines. Former Chairman of Ghana’s Investment Advisory Committee established to advise on and oversee the management of Ghana’s oil reserves.

Board Experience:

Service on the Company’s Board of Directors since 2012, as well as on the boards of several companies, including ARM (Nigeria), and Saham Assurances Limited (formerly CNIA Assurances) (Morocco). Formerly served as a Director of Chirano Gold Mines, Ashanti Goldfields Corporation, National Investment Bank (Ghana) and Ecobank Transnational Corporation.

Newmont Mining Corporation 2015 Proxy Statement   •  7

Director since: 2000 Independent Chairman Board Committees: Audit, Corporate Governance and Nominating (Chair)

VINCENT A. CALARCO

Vincent A. Calarco, 72, Non-Executive Chairman of Newmont Mining Corporation from 2008 to present. Former Chairman of Crompton Corporation (now known as Chemtura Corporation), a specialty chemical company, having served in that position from 1996 to 2004. President and Chief Executive Officer thereof from 1985 to 2004.

Director Qualifications:

• CEO/Executive Management Skills — Experience as Chairman, President and Chief Executive Officer of Crompton Corporation and Non-Executive Chairman of Newmont.

• Financial Expertise — Experience serving on the Company’s Audit Committee and as the Chairman of the Audit Committee of the Board of Directors of Consolidated Edison of New York. Extensive financial oversight experience in senior management roles.

•  International Experience — Extensive senior executive experience working with multinational operations at Crompton Corporation, which has global manufacturing facilities on five continents and conducts business in over 120 countries, as well as experience establishing inter-industry relationships and negotiating product safety regulations as Chairman of several domestic and international chemical industry trade associations.

•  Operational and Industry Expertise — Extensive experience in the chemical industry, a process industry with similar operating characteristics and issues, and prior service on the Board of Directors of a copper mining company, Asarco Corporation.

• Compensation Expertise — Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2000, as well as on the boards of several other companies, including as a current director of Consolidated Edison, Inc., and prior service as a director at Asarco Corporation.

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Nominated in March of 2015 for election as an Independent Director at the Annual Meeting

ALBERTO CALDERÓN

Alberto Calderón, 55, currently serves as a Director for Orica Limited. Former Group Executive and Chief Executive of BHP Billiton, Aluminum, Nickel and Corporate Development. Former Chief Executive Officer of Cerrejón Coal Company and Colombian oil company, Ecopetrol. Member of Investment Advisory Committee for New York Mining Fund AR Capital GP II Ltd.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as Group Executive and Chief Executive of Aluminum, Nickel and Corporate Development at BHP Billiton (2011-2013), and Group Executive and Chief Commercial Officer at BHP Billion (2007-2011). Chief Executive Officer of Cerrejón (2002-2006) and of Ecopetrol (1999-2002).

•   Financial Expertise — Current member of the Audit and Risk Committee and Safety, Health and Environment Committee of Orica. Extensive financial management and oversight experience in senior executive roles. Extensive financial experience in various positions with the Government of Columbia including former General Director of Budget Finance, former Vice Minister of Economic Development of the Ministry of Economic Development and former Advisor to the Minister of Finance of the national executive ministry. Awarded M.A. Economics, M. Phil. Economics and Ph.D Economics from Yale University.

•   International Experience — Extensive international experience in senior executive officer roles and various government minister and advisory positions as noted herein.

•   Operational and Industry Expertise —Extensive background in process industries including oil, coal, nickel, aluminum and diamonds. Experience with multinational mining operations in various roles with BHP Billiton including as Group Executive and Chief Executive, Aluminum, Nickel and Corporate Development (2011-2013) and as President, Diamonds and Specialty Products Division (2006-2007). Prior experience as the Chief Executive Officer of Cerrejon, a thermal coal producer and exporter in Bogóta, Columbia. Former Chief Executive Officer of Ecopetrol, one of the largest integrated oil firms in Latin America which performs crude oil and natural gas exploration, production, refining, and transportation.

•   Legal Expertise — Awarded a Doctor of Jurisprudence degree from Andes University in Colombia.

Board Experience:

Current service on the board of Orica as a member of the Audit and Risk Committee; the Safety, Health and Environment Committee; and the Corporate Governance and Nominations Committee.

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Director since: 2007 Independent Board Committees: Compensation, Safety and Sustainability (Chair)

JOSEPH A. CARRABBA

Joseph A. Carrabba, 62, Retired Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc., formerly Cleveland-Cliffs Inc., from May 2007 to November 15, 2013. Served as Cliffs Natural Resources Inc.’s President and Chief Executive Officer from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Previously served as President and Chief Operating Officer of Diavik Diamond Mines, Inc. from 2003 to 2005.

Director Qualifications:

• CEO/Executive Management Skills — Experience as former Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc. and other executive management positions noted above.

• Financial Expertise — Extensive financial management experience in senior executive roles.

•  Operational and Industry Expertise — Operational experience in the mining industry, including as former President and Chief Operating Officer of Cliffs Natural Resources Inc., former President and Chief Operating Officer of Diavik Diamond Mines, Inc. and former General Manager of Weipa Bauxite Operation of Comalco Aluminum. Awarded a Bachelor’s Degree in Geology from Capital University and a MBA from Frostburg State University.

•  International Experience — Extensive senior executive experience working with multinational mining operations, including with Cliffs Natural Resources Inc., which has operations in North America, Australia, Latin America and Asia.

• Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Operations and Safety Committee and the Environmental and Social Responsibility Committee and current Chair of the Company’s Safety and Sustainability Committee, current service on the Safety Committee of Aecon.

•  Compensation Expertise — Experience serving as a member of the Company’s Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles. Current Chair of the Compensation Committee of KeyCorp and of NioCorp Developments Ltd. and current member of the Compensation Committees of Aecon and of Timken Steel.

Board Experience:

Service on the Company’s Board of Directors since 2007, as well as on the boards of several other companies, including as a current director of KeyCorp, Aecon, Timken Steel and NioCorp Developments Ltd. (a TSX:V listed company). Formerly served as a Director of Cliffs Natural Resources Inc. from 2006 through 2013.

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Director since: 2005 Independent Board Committees: Audit (Chair), Corporate Governance and Nominating

NOREEN DOYLE

Noreen Doyle, 65, Retired First Vice President of the European Bank for Reconstruction and Development (“EBRD”), having served in that position from 2001 to 2005, and in other executive positions with the EBRD since 1992.

Director Qualifications:

•  Financial Expertise — Extensive experience in banking and finance at Bankers Trust Company and at the EBRD, including experience as head of risk management and head of banking at EBRD. Experience serving on the Company’s Audit Committee, including as Chair, and the Audit Committees of the Board of Directors of QinetiQ Group plc, Rexam PLC, and Credit Suisse Group.

•  International Experience — Extensive senior executive experience working with businesses, global and local, and governments throughout Europe including eastern Europe and the former Soviet Union.

•  Health, Safety, Environmental and Social Responsibility Experience — Experience at EBRD included specific focus on environmental specifications of projects and attention to the social dimensions of investment. Experience serving on the Company’s Environmental and Social Responsibility Committee.

• Compensation Expertise — served as chair of the QinetiQ Remunerations committee; participated in compensation and benefits decisions as executive at EBRD.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as the current Vice Chair and Lead Independent Director of the Board of Credit Suisse Group and previously as a director of QinetiQ plc and Rexam PLC. Member of advisory panels for Macquarie European Infrastructure Fund and Macquarie Russia and CIS Infrastructure Fund.

Newmont Mining Corporation 2015 Proxy Statement   •  11

Director since: 2013 Management— President and CEO

GARY J. GOLDBERG

Gary J. Goldberg, 56, was appointed President and Chief Executive Officer and joined Newmont’s Board of Directors on March 1, 2013. Previously, Mr. Goldberg served as President and Chief Operating Officer of Newmont Mining Corporation from July 2012 until March 1, 2013, and as Executive Vice President and Chief Operating Officer from December 2011 to July 2012.

Director Qualifications:

•  CEO/Executive Management Skills — Served as President and Chief Executive Officer of Rio Tinto Minerals 2006 – 2011; President and Chief Executive Officer of Rio Tinto Borax 2004 – 2006; Managing Director, Coal and Allied Industries Ltd. 2001 – 2004; President and Chief Executive Officer, Kennecott Energy 1999 – 2001; and other leadership roles in Rio Tinto’s coal, copper, industrial minerals and gold businesses.

•  Operational and Industry Expertise — More than 30 years of mining industry experience with senior executive oversight of operations, marketing, mergers and acquisitions, divestments, procurement, labor relations and regulatory issues. Served as Chairman of the United States National Mining Association from 2008 to 2010. Awarded Bachelor of Science degree in Mining Engineering from the University of Wisconsin-Platteville.

•  International Experience — Extensive senior executive experience with responsibility for businesses in Africa, Australia, Asia, Europe, North America and South America; served in senior executive roles based in Australia, the UK and the US.

• Health, Safety, Environmental and Social Responsibility Experience — Formed and led the United States National Mining Association’s CEO Task Force on Safety; under his leadership Rio Tinto Borax was the first mining company to receive California Governor Schwarzenegger’s Environmental and Economic Leadership Award for sustainable practices; Director of California’s Climate Action Registry; appointed to the Australian Government’s Business Roundtable on Sustainable Development. 2013 recipient of the coveted Daniel C. Jackling Award, for his lifelong commitment to health and safety and his demonstrable progress at both Newmont and Rio Tinto towards achieving zero harm.

•  Financial Expertise — Extensive financial management experience in senior executive roles. Awarded MBA from the University of Utah.

Board Experience:

Former service as a director at Coal & Allied Industries Ltd. and Rio Tinto Zimbabwe.

12  •  Newmont Mining Corporation 2015 Proxy Statement

Director since: 2005 Independent Board Committees: Compensation, Safety and Sustainability

VERONICA M. HAGEN

Veronica M. Hagen, 69, Chief Executive Officer of Polymer Group, Inc. from April 2007 through August 2013. President and Chief Executive Officer of Sappi Fine Paper North America from 2004 to 2007. Executive positions with Alcoa, Inc. from 1998 to 2004, including Vice President and Chief Customer Officer from 2003 to 2004 and President, Alcoa Engineered Products from 2001 to 2003.

Director Qualifications:

•  CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Polymer Group, Inc., and former President and Chief Executive Officer of Sappi Fine Paper North America.

•  Industry and Operational Expertise — Extensive mining industry experience, including in executive positions with Alcoa, Inc., an international aluminum producer, for over 8 years, including as former Vice President and Chief Customer Officer and former President, Alcoa Engineered Products.

• International Experience — Extensive senior executive experience including former Chief Executive Officer of Polymer Group Inc., a company operating manufacturing facilities in nine countries.

•  Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Safety and Sustainability Committee, formerly the Operations and Safety Committee and prior experience on the Environmental and Social Responsibility Committee.

• Compensation Expertise — Experience serving as a member of the Company’s Compensation Committee and past Chair of Southern Company Compensation and Management Succession Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as a current Lead Director of Southern Company and past Chair of the Compensation and Management Succession Committee. Former director of Jacuzzi Brands, Inc.

Newmont Mining Corporation 2015 Proxy Statement   •  13

Director since: 2011 Independent Board Committees: Safety and Sustainability

JANE NELSON

Jane Nelson, 54, Founding Director of the Corporate Social Responsibility Initiative at Harvard Kennedy School, and a nonresident senior fellow at the Brookings Institution. A former senior associate of the Programme for Sustainability Leadership at Cambridge University and former Director at the International Business Leaders Forum from 1993 to 2009, and a senior advisor until 2013.

Director Qualifications:

•  International Experience — Former director at the International Business Leaders Forum, previously worked in the office of the United Nations Secretary-General, and for the Business Council for Sustainable Development in Africa, for FUNDES in Latin America, and as a Vice President at Citibank working in Asia, Europe and the Middle East. Service on the Economic Advisory Board of the International Finance Corporation (IFC) and the Leadership Council of the Initiative for Global Development.

• Health, Safety, Environmental and Social Responsibility Expertise — Director of Harvard Kennedy School’s Corporate Social Responsibility Initiative. One of the five track leaders for the Clinton Global Initiative, leading the track on Developing Human Capital in 2009. Served on advisory committees to over 45 global corporations, non-governmental organizations and government bodies since 1992. Current service on the Company’s Safety and Sustainability Committee.

•  Academic Experience — Director, Corporate Social Responsibility Initiative and adjunct lecturer in Public Policy, Harvard Kennedy School. Faculty, Corporate Social Responsibility executive education program, Harvard Business School. Nonresident senior fellow at the Brookings Institution and a former senior associate at Cambridge University’s Programme for Sustainability Leadership. Author of five books and over 70 publications on the topics of corporate responsibility, sustainability and international development.

•  Industry Expertise — Service on ExxonMobil’s External Citizenship Advisory Panel; Independent Advisory Panel, International Council on Mining and Metals Resource Endowment initiative; former external adviser to World Bank Group on social impacts in mining, oil and gas sector.

Board Experience:

Service on the Company’s Board of Directors since October 2011. Currently serves on the Boards of Directors of the following non-public entities: Abraaj Group as Chair, Abraaj Sustainability Council, FSG, and Chevron’s Niger Delta Partnership Initiative Foundation. Prior service on the Boards of Directors of SITA (now SUEZ Environment) and the World Environment Center.

The Board of Directors recommends a vote FOR election of each of the above-named nominees.

14  •  Newmont Mining Corporation 2015 Proxy Statement

Director Nomination Process and Review of Director Nominees. We have established a process for identifying and nominating Director candidates that has resulted in the election of a highly-qualified and dedicated Board of Directors. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chairman of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Newmont’s stockholders.

The Board of Directors has determined that Directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Board will endeavor to recommend qualified individuals who provide the mix of Director characteristics and diverse experiences, perspectives and skills appropriate for the Company. The Corporate Governance and Nominating Committee considers any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with curriculum vitae or other summary of qualifications, experience and skills to the Corporate Secretary, Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA (attention: Logan Hennessey).

Newmont considers skills, diversity and age in deciding on nominees. The Corporate Governance and Nominating Committee considers a broad range of diversity, including diversity in terms of professional experience, skills and background, as well as diversity of domicile, nationality, race and gender, when evaluating candidates. We consider this through discussions at the Corporate Governance and Nominating Committee meetings. In evaluating a Director candidate, the Corporate Governance and Nominating Committee considers factors that are in the best interests of the Company and its stockholders.

Independence of Directors. The Board affirmatively determines the independence of each Director and each nominee for election as Director. For each individual deemed to be independent, the Board has determined (a) that there is no relationship with the Company, or (b) the relationship is immaterial. The Board has considered the independence standards of the New York Stock Exchange and adopted the categorical independence standards described below.

The Board has determined that the relationships that fall within the standards described in its independence standards are categorically immaterial. As such, provided that no law, rule or regulation precludes a determination of independence, the following relationships are not considered to be material relationships with the Company for purposes of assessing independence: service as an officer, executive director, employee or trustee or greater than five percent beneficial ownership in: (i) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (ii) a lender to the Company if the total amount of the Company’s indebtedness is less than one percent of the total consolidated assets of the lender; (iii) a charitable organization if the total amount of the Company’s total annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (iv) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $120,000 in aggregate during the last three years. For the avoidance of doubt, the foregoing is intended to identify certain (but not all) relationships which are not considered material relationships for purposes of assessing independence. Any relationships falling outside of those categories are not necessarily deemed material, rather they will be specifically considered by the Corporate Governance and Nominating Committee and the Board in connection with individual independence determinations.

In making its independence determinations, the Board considered the circumstances described below.

Mr. Brook is a director of Boart Longyear Limited, which provides certain drilling services to the Company, and of Programmed Group, which provides certain staffing to the Company. Both the relationships with Boart Longyear

Newmont Mining Corporation 2015 Proxy Statement   •  15

Limited and with Programmed Group were carefully considered by the Corporate Governance and Nominating Committee and the Board. Given that the relationships arise only as a result of Mr. Brooks’ position as an independent outside director of such other corporations and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationships are not material for independence purposes.

Additionally, Mr. Calderón is a director of Orica Limited, which provides certain chemical and explosive supplies and services to the Company. Such relationship was carefully considered by the Corporate Governance and Nominating Committee and the Board. Given that the relationship arises only as a result of Mr. Calderón’s position as an independent outside director of Orica Limited and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationship is not material for independence purposes.

Based on the foregoing analysis, the Board determined that the following Directors are independent:

Bruce R. Brook	Alberto Calderón	Veronica M. Hagen
J. Kofi Bucknor	Joseph A. Carrabba	Jane Nelson
Vincent A. Calarco	Noreen Doyle

In addition, based on these standards, the Board has affirmatively determined that Gary J. Goldberg is not independent because he is President and Chief Executive Officer of the Company.

Stock Ownership of Directors and Executive Officers. As of February 24, 2015, the Directors and executive officers of the Company as a group beneficially owned, in the aggregate, 946,660 shares of the Company’s outstanding capital stock, constituting, in the aggregate, less than 1% of the Company’s outstanding capital stock.

No Director or executive officer beneficially owned (a) more than 1% of the outstanding shares of the Company’s common stock or (b) shares voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each Director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.

The following table sets forth the beneficial ownership of common stock as of February 24, 2015, held by (a) each then current Director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all then current Directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Name of Beneficial Owner	Common Stock(1)	Restricted Stock, Restricted Stock Units and Director Stock Units(2)(3)	401(k) Plan(4)	Option Shares(5)	Beneficial Ownership Total
Non-Employee Directors
Bruce R. Brook	13,751	—	—	—	13,751
J. Kofi Bucknor	12,201	—	—	—	12,201
Vincent A. Calarco	4,686	26,198	—	—	30,884
Joseph A. Carrabba	—	23,704	—	—	23,704
Noreen Doyle	—	26,019	—	—	26,019
Veronica M. Hagen	—	26,019	—	—	26,019
Jane Nelson	—	13,751	—	—	13,751
Donald C. Roth	1,081	26,198	—	—	27,279
Named Executive Officers
Gary Goldberg(6)	97,469	—	521	—	97,990
Laurie Brlas	12,692	—	—	—	12,692
Elaine Dorward-King	10,502	2,272	257	—	13,031
Randy Engel	96,824	—	4,087	147,095	248,006
Stephen Gottesfeld	45,619	1,554	1,589	80,010	128,762
All Directors and executive officers as a group, including those named above (17 persons)(7)	436,589	165,089	12,140	332,842	946,660

(1)

Represents shares of the Company’s common stock held, or which the officer has the right to acquire within 60 days after February 24, 2015, pursuant to Performance Leveraged Stock Units (“PSUs”) and Strategic Stock Units (“SSUs”). PSUs and

16  •  Newmont Mining Corporation 2015 Proxy Statement

SSUs are awards granted by the Company and payable, subject to performance and vesting requirements, as set forth more fully below in the CD&A, in shares of the Company’s common stock. Shares underlying PSUs vesting within 60 days after February 24, 2015, for which the performance measurements have been met, are included in this column as follows: Gary Goldberg, 17,262; Randy Engel, 10,245; Stephen Gottesfeld, 8,317; and all executive officers as a group, 43,040. Shares underlying SSUs vesting within 60 days after February 24, 2015, for which the performance metrics have been met, are included in this column as follows: Gary Goldberg, 21,297; Elaine Dorward-King, 3,200; Randy Engel, 8,938; Stephen Gottesfeld, 5,278; and all executive officers as a group, 48,216.

(2)

For 2014, director stock units (“DSUs”) were awarded to all non-employee Directors under the 2013 Stock Incentive Compensation Plan, except Messrs. Brook and Bucknor elected to receive shares of the Company’s common stock. The DSUs represent the right to receive shares of common stock and are immediately fully vested and non-forfeitable. The holders of DSUs do not have the right to vote the underlying shares; however, the DSUs accrue dividend equivalents, which are paid at the time the common shares are issued. Upon retirement from the Board of Directors, the holder of DSUs is entitled to receive one share of common stock for each DSU. The amounts noted in this column for non-employee Directors represent DSUs.

(3)

Restricted Stock Units (“RSUs”) of the Company’s common stock granted prior to April 24, 2013, were awarded under the Company’s 2005 Stock Incentive Plan and RSUs and Strategic Stock Units (“SSUs”) of the Company’s common stock granted after April 24, 2013, are awarded under the Company’s 2013 Stock Incentive Plan. The RSUs do not have voting rights, and are subject to forfeiture risk and other restrictions. The RSUs accrue dividend equivalents, which are paid at the time the units vest and common stock is issued. Shares underlying RSUs vesting within 60 days after February 24, 2015, are included in this column as follows: Elaine Dorward-King, 2,272; Stephen Gottesfeld, 1,544; and all executive officers as a group, 23,200. This column does not include RSUs that vest more than 60 days after February 24, 2015.

(4)

Includes equivalent shares of the Company’s common stock held by the trustee in the Company’s 401(k) Plans for each participant as of the January 31, 2015, plan statement date and is based on the Company’s estimation of the share value correlated with the number of units in the fund. Each participant in such plan has the right to instruct the trustee as to how the participant’s shares should be voted.

(5)	Includes shares of the Company’s common stock that the executive officers have the right to acquire through stock option exercises within 60 days after February 24, 2015.

(6)	Mr. Goldberg’s ownership includes 10,000 shares held in the Gary J and Beth A Goldberg Revocable Trust.

(7)	Includes only the beneficial ownership of those persons serving as directors and executive officers as of February 24, 2015.

Stock Ownership of Certain Beneficial Owners. The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. The share information contained herein is based solely on investor filings with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc.	Common Stock	(1)	7.7%
55 East 52nd Street
New York, NY 10022
The Vanguard Group Inc.	Common Stock	(2)	6.59%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation	Common Stock	(3)	5.4%
State Street Financial Center, One Lincoln Street
Boston, MA 02111

(1)

As reported on Schedule 13G/A as filed on January 26, 2015, as of December 31, 2014, BlackRock, Inc. and its subsidiaries beneficially owned 38,472,980 shares, had sole voting power of 33,118,556 shares and sole dispositive power of 38,469,601 shares of Newmont common stock.

(2)

As reported on Schedule 13/G as filed on February 10, 2015, as of December 31, 2014, The Vanguard Group and its subsidiaries beneficially owned 32,909,893 shares, had sole voting power of 854,292 shares and sole dispositive power of 32,107,768 shares of Newmont common stock.

(3)

As reported on Schedule 13/G as filed on February 12, 2015, as of December 31, 2014, State Street and its subsidiaries beneficially owned 27,158,028 shares, had shared voting and shared dispositive power over all 27,158,028 shares of Newmont common stock.

Newmont Mining Corporation 2015 Proxy Statement   •  17

Director Compensation. Effective January 1, 2015, the annual compensation for non-employee Directors for their service on the Board of Directors is set forth below:

Annual Retainer:	$115,000 for each Director
$25,000 for the Chair of the Audit Committee
$12,000 for each Audit Committee Member
$20,000 for the Chairman of the Compensation Committee
$12,000 for each Compensation Committee Member
$15,000 for the Chairman of the Corporate Governance and Nominating Committee
$10,000 for each Corporate Governance and Nominating Committee Member
$15,000 for the Chairman of the Safety and Sustainability Committee
$10,000 for each Safety and Sustainability Committee Member
$300,000 for the Non-Executive Chairman of the Board
Stock Award:	$150,000 of common stock or director stock units each year under the 2013 Stock Incentive Plan. The fair market value is determined on the first business day following election by the Board or re-election at the Company’s Annual Meeting, or as soon as administratively possible.

During 2014, the annual compensation for non-employee Directors for their service on the Board of Directors was as set forth below:

Annual Retainer:	$115,000 for each Director
$25,000 for the Chair of the Audit Committee
$12,000 for each Audit Committee Member
$20,000 for the Chairman of the Compensation Committee
$12,000 for each Compensation Committee Member
$15,000 for the Chairman of the Corporate Governance and Nominating Committee
$10,000 for each Corporate Governance and Nominating Committee Member
$15,000 for the Chairman of the Safety and Sustainability Committee
$10,000 for each Safety and Sustainability Committee Member
$275,000 for the Non-Executive Chairman of the Board
Stock Award:	$140,000 of common stock or director stock units each year under the 2013 Stock Incentive Plan. The fair market value is determined on the first business day following election by the Board or re-election at the Company’s Annual Meeting, or as soon as administratively possible.

The following table summarizes the total compensation paid to or earned by the Company’s non-employee Directors during 2014:

2014 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Bruce R. Brook	$127,000	$140,000	–0–	$267,000
J. Kofi Bucknor	$127,000	$140,000	–0–	$267,000
Vincent A. Calarco(3)	$427,000	$140,000	$5,000	$572,000
Joseph A. Carrabba	$152,000	$140,000	–0–	$292,000
Noreen Doyle	$162,000	$140,000	–0–	$302,000
Veronica M. Hagen	$137,000	$140,000	–0–	$277,000
Jane Nelson	$125,000	$140,000	–0–	$265,000
Donald C. Roth	$157,000	$140,000	–0–	$297,000
Simon R. Thompson(4)	$66,648	$0	–0–	$66,648

(1)	Mr. Goldberg’s compensation is shown in the Summary Compensation Table.

18  •  Newmont Mining Corporation 2015 Proxy Statement

(2)

For 2014, all non-employee Directors elected to receive $140,000 in the form of director stock units (“DSUs”), except Messrs. Brook and Bucknor who elected to receive their awards in the form of the Company’s common stock. The amounts set forth next to each award represent the aggregate grant date fair value of such award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) which was the average of the high and low sales price on the date of grant, April 24, 2014 of $25.535. There are no other assumptions made in the valuation of the stock awards.

(3)

The amount shown as All Other Compensation represents contributions made under the Company’s charitable Matching Gifts Program. Non-Employee Directors are eligible to participate in the Company’s Matching Gifts Program on the same basis as employees, pursuant to which the Company will match dollar-for-dollar, contributions to qualified tax-exempt organizations, not more than $5,000 per eligible donor per calendar year.

(4)	Mr. Thompson retired from the Board effective as of April 1, 2014.

Outstanding Awards. The following table shows outstanding equity compensation for all non-employee Directors of the Company as of December 31, 2014, calculated with the closing price of $18.90:

	Stock Awards
Name	Aggregate Director Stock Units Outstanding (#)	Market Value of Outstanding Director Stock Units ($)
Bruce R. Brook(1)	—	—
J. Kofi Bucknor(1)	—	—
Vincent A. Calarco	26,198	$495,142
Joseph A. Carrabba	23,704	$448,006
Noreen Doyle	26,019	$491,759
Veronica M. Hagen	26,019	$491,759
Jane Nelson	13,751	$259,894
Donald C. Roth	26,198	$495,142

(1)

In 2014, Messrs. Brook and Bucknor elected to receive their director equity awards in the form of common stock rather than in the form of DSUs, which amount is included in the Common Stock column of the Stock Ownership of Directors and Executive Officers Table set forth above. See footnote 2 to such table.

Share Ownership Guidelines. All Directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the Directors and the stockholders, each Director is expected to beneficially own shares of common stock (or hold director stock units) of the Company having a market value of five times the annual cash retainer payable under the Company’s Director compensation policy. Directors elected before January 1, 2011, are expected to meet this requirement. Directors elected after January 1, 2011, are expected to meet this requirement within five years of becoming a Director. Taking into consideration the volatility of the stock market, the impact of gold, copper and other commodity price fluxuations on the Company’s share price and the long-term nature of the ownership guidelines, it would be inappropriate to require Directors to increase their holdings because of a temporary decrease in the price of the Company’s shares. As such, once the guideline is achieved, future fluctuations in price are not deemed to affect compliance. Specifically, if a decline in the Company’s share price causes a Director’s failure to meet the guideline, the Director will not be required to purchase additional shares, but such Director will refrain from selling any shares until the threshold has again been achieved. Compliance is evaluated on a once-per-year basis, as of December 31 of each year. As of December 31, 2014, all Directors either met the share ownership guidelines or fell within the exceptions to the guidelines.

Compensation Consultant. The Board of Directors engaged Pay Governance LLC during 2014 to assist in the evaluation of independent Director compensation. For executive compensation consulting services in 2014, the Board of Directors engaged Frederic W. Cook & Co. (“Cook & Co”). For a description of the executive compensation consulting services provided by Cook & Co to the Compensation Committee of the Board of Directors, see page 36 of the Compensation Discussion and Analysis.

Newmont Mining Corporation 2015 Proxy Statement   •  19

Committees of the Board of Directors

and Attendance

Attendance at Meetings. During 2014, the Board of Directors held fifteen meetings and Committees of the Board held a total of 21 meetings. Overall attendance by incumbent Director nominees at such meetings was approximately 97%. Each incumbent Director attended 75% or more of the aggregate of all meetings of the Board of Directors and Committees of the Board of Directors on which he or she served. It is the policy and practice of the Company that nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the Board members at the time of the 2014 Annual Meeting of Stockholders held on April 23, 2014, attended the meeting.

Board Committees. The Board of Directors has, in addition to other committees, Audit, Compensation, Corporate Governance and Nominating, and Safety and Sustainability Committees. All members of these four Committees are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Each Committee functions under a written charter adopted by the Board, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/. The current members of these Committees and the number of meetings held in 2014 are shown in the following table:

Audit Committee Members(1)	Functions of the Committee	Meetings in 2014
Noreen Doyle, Chair Bruce R. Brook J. Kofi Bucknor Vincent A. Calarco	• assists the Board in its oversight of the integrity of the Company’s financial statements	7
	• assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and corporate policies and controls
	• authority to retain and terminate the Company’s independent auditors
	• approve auditing services and related fees and pre-approve any non-audit services
	• responsible for confirming the independence and objectivity of the independent auditors
	• please refer to “Report of the Audit Committee” on page 78

Compensation Committee Members	Functions of the Committee	Meetings in 2014
Donald C. Roth, Chair Joseph A. Carrabba Veronica M. Hagen	• determines the components and compensation of the Company’s key employees, including its executive officers, subject to ratification by the full Board for CEO compensation	6
	• reviews plans for management development and senior executive succession
	• administers (determines) awards of stock based compensation, which for the CEO are subject to ratification by the full Board of Directors
	• please refer to “Report of the Compensation Committee on Executive Compensation” and the “Compensation, Discussion and Analysis” beginning on pages 25 and 26, respectively

20  •  Newmont Mining Corporation 2015 Proxy Statement

Corporate Governance and Nominating Committee Members	Functions of the Committee	Meetings in 2014
Vincent A. Calarco, Chair Noreen Doyle Donald C. Roth	• proposes slates of Directors to be nominated for election or re-election	4
	• proposes slates of officers to be elected
	• conducts annual Board, Director peer and Committee evaluations
	• conducts evaluations of the performance of the Chief Executive Officer
	• responsible for recommending amount of Director compensation
	• advises Board of corporate governance issues

Safety and Sustainability Committee Members	Functions of the Committee	Meetings in 2014
Joseph A. Carrabba, Chair Veronica M. Hagen Jane Nelson	• assists the Board in its oversight of safety issues	4
	• assists the Board in its oversight of sustainable development, environmental affairs, community relations and communications issues, including oversight of the Company’s Beyond the Mine Report

•  assists the Board in furtherance of its commitments to adoption of best practices in promotion of a healthy and safe work environment, and environmentally sound and socially responsible resource development

	• administers the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to these issues
(1)	The Board of Directors has determined that each of the members of the Audit Committee is an Audit Committee Financial Expert, as a result of his or her knowledge, abilities, education and experience.

Newmont Mining Corporation 2015 Proxy Statement   •  21

Corporate Governance

Corporate Governance Guidelines and Charters. The Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, each of the committees has adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Board Leadership and Independent Chairman. The Board of Directors selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined. At all times, the Board of Directors has either a Non-Executive Chairman or Lead Director of the Board, which Chairman or Lead Director will meet the Company’s independence criteria and will be elected annually by the independent members of the Board of Directors.

Before 2008, the positions of Chairman of the Board and Chief Executive Officer were held by a single person. Due to the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board and the long tenure of the Chief Executive Officer, the Board of Directors determined that the interests of the Company and its stockholders were best served by the leadership and direction provided by a single person as Chairman and Chief Executive Officer. In 2007, the Board of Directors considered a stockholder proposal included in the 2007 Proxy Statement regarding the separation of such roles. The Board agreed to separate the roles as of January 1, 2008, in response to the stockholder vote and the Board’s determination regarding what was in the best interest of the Company at such time. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

In January 2008, the independent members of the Board of Directors elected Vincent A. Calarco as independent Non-Executive Chairman of the Board. Mr. Calarco has been re-elected each year since 2008 as Non-Executive Chairman. He presides at Independent Directors sessions scheduled at each regular Board meeting. The Non-Executive Chairman serves as liaison between the Chief Executive Officer and the other Independent Directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he or she becomes aware. The Non-Executive Chairman presides at stockholders meetings and provides advice and counsel to the Chief Executive Officer.

Board Oversight of Risk Management. The Board of Directors is engaged in company-wide risk management oversight. Directors are entitled to rely on management and the advice of the Company’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors relies upon the Chief Executive Officer and Chief Financial Officer to supervise the day-to-day risk management, each of whom provides reports directly to the Board of Directors and certain Board Committees, as appropriate. The Company has a global Enterprise Risk Management team, led by the Company’s Vice President and Treasurer. The Enterprise Risk Management team’s objectives include conducting the compensation risk assessment and reporting the process and findings to the Audit Committee, the Compensation Committee and the Safety and Sustainability Committee regularly, and to the full Board of Directors on at least an annual basis.

The Board of Directors also delegates certain oversight responsibilities to its Board Committees. For a description of the functions of the various Board Committees, see “Board Committees” above. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. Additionally, the Compensation Committee provides risk oversight with respect to the Company’s compensation program. For a discussion of the Compensation Committee and Enterprise Risk Management team’s assessments of compensation-related risks, see “Compensation Discussion and Analysis — Executive Compensation Risk Assessment.” The Safety and Sustainability Committee provides oversight and direction with regard to environmental, social responsibility, community relations and safety risks.

Board, Committee & Director Assessment. In alignment with the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee leads the Board in its annual review of the performance and effectiveness of the Board and each of its Committees.

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The Company’s Board of Directors Self-Assessment process focuses on numerous aspects of corporate governance and performance of the Board’s duties and responsibilities. Among other topics, the related questionnaire focuses on: (i) the Board’s overall responsibilities and effectiveness; (ii) the structure and composition of the Board (including organization, size, operation, diversity and tenure policies); (iii) the Board culture (both in executive session, as well as in connection with management and advisors); (iv) oversight of the Company’s key issues, opportunities and risks; (v) the adequacy and quality of information provided to the Board; and (vi) the overall Board policies, processes and procedures. Additionally, on an annual basis, the Chair of each Committee of the Board leads his or her respective Committee in a self-assessment and charter review and related discussions.

The annual Director Peer Evaluation process is utilized as a tool to solicit confidential feedback from fellow members of the Board regarding individual director performance. The Chairman and the Corporate Governance and Nominating Committee use these results in conjunction with the assessment of the skills and characteristics of Board members, as well as in connection with making recommendations to the Board regarding the slate of directors for inclusion in the Company’s Proxy Statement for election at the Annual Meeting of Stockholders.

Communications with Stockholders or Interested Parties. Any stockholder or interested party who desires to contact the Company’s Chairman, the non-management directors as a group or the other members of the Board of Directors may do so by writing to the Corporate Secretary (attention: Logan Hennessey), Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the Chairman any such communication addressed to him, the non-employee Directors as a group or to the Board of Directors generally, and will forward such communication to other Board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chair of the Audit Committee.

Majority Voting Policy. The Company’s By-Laws require that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Notwithstanding the foregoing, in the event of a “contested election” of the Directors (as defined in the Company’s By-Laws), Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the Election of Directors at which a quorum is present. If a nominee for Director does not receive the vote of at least a majority of votes cast at an Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board, whether to accept or reject the tendered resignation, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines describing this policy are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Retirement Age. The Company’s retirement policy for non-employee Directors provides that, except at the request of the Board of Directors, no non-employee Director may stand for re-election to the Board after reaching age 75. As of December 31, 2014, the average age of members of our Board of Directors was approximately 64 and the average tenure of our Board of Directors was approximately 7.5 years.

Code of Conduct. Newmont’s Code of Conduct (the “Code”) publicly sets out the high standards of conduct expected of all of our Directors, employees and officers (including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and other persons performing financial reporting functions), as well as by our partners, vendors and contractors when they are working with us or on our behalf. The Code, which has been adopted by Newmont’s Board of Directors, sets out Newmont’s basic standards for ethical and legal behavior. The Code is available on our website at http://www.newmont.com/about-us/governance-and-ethics/code-of-conduct-and-policies/. The Code is designed to deter wrongdoing and promote: (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. Newmont will post on its website a description of any amendment to the Code and any waiver, including any implicit waiver, by Newmont of a provision of the Code to a Director or executive officer (including senior financial officers), the name of the person to whom the waiver was granted and the date of the waiver.

Newmont Mining Corporation 2015 Proxy Statement   •  23

Related Person Transactions. The Board has adopted written policies and procedures for approving related person transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the Audit Committee, the Compensation Committee for compensation matters, or disinterested members of the Board. The policies apply to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.

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Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Compensation Committee has adopted a Charter that describes its responsibilities in detail, and the Compensation Committee and Board review and assess the adequacy of the Charter on a regular basis. The Compensation Committee has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers. Additional information about the Compensation Committee’s role in corporate governance can be found in the Compensation Committee’s Charter, available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Donald C. Roth, Chairman

Joseph A. Carrabba

Veronica M. Hagen

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Compensation Discussion

and Analysis

Our Compensation Discussion and Analysis (“CD&A”) describes Newmont’s executive compensation programs and compensation decisions in 2014 for our Named Executive Officers (“Officers”), who for 2014 includes:

Name	Title
Gary Goldberg	President and Chief Executive Officer
Laurie Brlas	Executive Vice President and Chief Financial Officer
Elaine Dorward-King	Executive Vice President, Sustainability and External Relations
Randy Engel	Executive Vice President, Strategic Development
Stephen Gottesfeld	Executive Vice President, General Counsel and Corporate Secretary

Table of Contents:

•     Executive Summary: Provides the highlights of the Company’s business performance, executive compensation structure and the alignment of pay and performance, as well as foundational executive compensation practices

Page 27
• Philosophy and Principles: Overview of the compensation philosophy and principles for executive compensation at Newmont	35
• Components of Total Compensation: Provides details of the components of executive pay, how they are structured and why they are used	36
• 2014 Compensation: Provides the details regarding 2014 pay and incentive programs	41
• “Realizable” Compensation for 2014: This table is provided as a supplement to assist stockholders with understanding the incentive compensation awarded or granted to executives as of December 31, 2014	55
• Looking Ahead to 2015: Provides a summary of executive compensation program changes planned for 2015	56
• Post-Employment Compensation: Provides information on separation and retirement policies	57
• Other Policies and Considerations: Provides information on other policies, governance, risk and related items	58

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Executive Summary

OVERVIEW OF 2014 COMPANY PERFORMANCE AND CEO COMPENSATION

In 2014, Newmont continued delivering on our strategy, building on our leading safety record, implementing efficiencies to drive profitability and enable robust free cash flow generation, strengthening our balance sheet for sustainability, growth and ability to return cash to shareholders. While this focus resulted in strong operational results in 2014 and a Total Shareholder Return (TSR) in the top half of the gold sector, Newmont experienced a decline in stock price in part due to the continued challenging gold price environment. Newmont’s CEO pay is highly aligned to Company performance and shareholders’ experience, and the following table reflects the relationship between business performance, shareholder returns and CEO realizable incentive pay in 2014:

SUMMARY OF THREE-YEAR CEO PAY AND TOTAL SHAREHOLDER RETURN – 2012-2014

The following summary of Newmont’s total CEO compensation for the prior three years reflects the relationship of “realizable” compensation with the Company’s performance, as measured by three-year TSR. While Newmont’s three-year TSR has decreased 66%, total “realizable” compensation has declined as well and is approximately 60% of the “reported” compensation for the same period.

Total Granted Pay: Salary + target bonus + grant date fair value of all equity awards during the prior three years

Total Reported Pay: Sum of compensation as reported in the Summary Compensation Table for the prior three years excluding the change in pension value and all other compensation

Total Realizable Pay: We believe this provides the most valid measure of incentive compensation at a point in time as it reflects the actual end-of-year compensation value as: Salary + actual bonus + intrinsic value[1] of performance stock programs

(1)  “Intrinsic value” is calculated using the closing stock price on December 31, 2014 ($18.90). Based on actual performance of outstanding performance awards if known, or estimated performance.

Note: Three-year compensation is based on pay for Mr. O’Brien, Former Chief Executive Officer for 2012, and Mr. Goldberg for 2013 and 2014. Mr. Goldberg’s 2013 CEO salary was annualized for the analysis to more accurately reflect CEO pay since he assumed the role on March 1, 2013.

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COMPANY OVERVIEW

Newmont is one of the world’s largest gold producers and is the only gold company included in the S&P 500 Index and Fortune 500. The Company has been included in the Dow Jones Sustainability Index-World for eight consecutive years and has adopted the World Gold Council’s Conflict-Free Gold Policy. The Company is also engaged in the exploration for and acquisition of gold and copper properties. The Company has significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana and New Zealand.

Our vision is to be recognized and respected for exceptional economic, environmental and social performance.

2014 MARKET AND INDUSTRY CONTEXT

The past three years have witnessed extraordinary volatility in the mining industry and for gold-focused companies in particular. Following a decline in gold price of approximately 37%, gold prices remained under pressure in 2014 largely related to macroeconomic forces. Investor preference continued to trend away from commodity-based gold mining stocks towards potentially higher yields as the gold price impacted cash generation and asset values, furthering the decline in gold industry market capitalization (stock price). As a reflection of this, during 2014, the Philadelphia Gold and Silver Index (XAU), a barometer for the industry, declined by approximately 20%. The aggregated total shareholder return (TSR) for major gold companies declined by an average of over 20%, underscoring the trend noted above. As Newmont’s stock price is highly correlated and dependent on gold price, the Company was not immune to the industry shift and incurred a similar decline of close to 20% in its share price during the year. However, while noting the decline, relative to our gold competitors, Newmont’s TSR performed above average (64th percentile).

The challenging gold price environment and effect on the Philadelphia Gold and Silver index (XAU), and Newmont’s stock price (NEM) is displayed in the following chart:

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HOW NEWMONT HAS RESPONDED TO INDUSTRY CHALLENGES

We continued to build on the foundation established in 2013 taking the steps necessary to position the business for success in a constrained gold price environment. During the year, Newmont exceeded production targets3, improved operational efficiencies and began construction of a new major mine site. Our team has spent considerable time over the past two years optimizing our project portfolio so that when the time is right, we can move forward with developing projects that generate value. We are focused on providing sustainable efficiency, productivity and cost improvements into the future and expect to deliver significant cost and cash savings improvement initiatives. One of the programs we launched in 2013 (and continued to progress in 2014) to achieve these improvements was the Full Potential program (Full Potential). Full Potential is designed to leverage our industry experience and discipline to accelerate the delivery of business improvement opportunities across our operations and support areas, resulting in improved levels of operating cash flow.

2014 BUSINESS RESULTS — OPERATING PERFORMANCE HIGHLIGHTS

Based on the positioning as noted above, in 2014 Newmont:

•Reported full year net income from continuing operations of $548 million

•Significantly improved Cash Sustaining Cost year-over-year and exceeded cost reduction targets, reducing full year consolidated spending[1] by nearly $100 per gold equivalent ounce[2], resulting in cost reduction of approximately $580 million over target;

•Exceeded gold production target[3] by approximately 127,000 ounces, producing 5.23 million ounces on a consolidated basis;

•Generated operating cash flow of $1.4 billion[4], strengthening our balance sheet to support sustaining operations, future growth and returning cash to shareholders through our dividend of which we paid $114 million in 2014;

•Achieved our best safety performance on record and among the highest in the International Council on Mining and Metals (ICMM);

•Began construction of new mining operations in the U.S. and Suriname, utilizing new project methodology to reduce costs and time to production;

•Improved pipeline value and viability focusing on most promising options; and

•Maintained an investment grade balance sheet and prepaid $100 million in debt.

(1)     Based on Cash Sustaining Cost as described later in this CD&A.

(2)     Gold equivalent ounce is determined by converting copper production into a gold equivalent for an overall measure of production efficiency.

(3)     2014 target was adjusted for divestitures; without adjusting for divestitures production was in-line with the 2014 target.

(4)     Reference “Statements of Consolidated Cash Flows” in the 2014 Form 10-K.

Newmont Mining Corporation 2015 Proxy Statement   •  29

COMPENSATION FRAMEWORK — BALANCING EXECUTIVE COMPENSATION IN THE COMMODITIES INDUSTRY

Our stock price is heavily influenced by gold, copper and other commodity prices, which are in turn primarily driven by macroeconomic factors that are outside of the Company’s control. Since our stock price is significantly influenced by these external factors, Newmont’s compensation program is designed to focus management’s efforts and reward for results in areas where they have the most influence on driving business performance, as well as to motivate and retain leadership through various economic and commodity price cycles. We believe this approach aligns the incentive structure with business performance elements that support the goal of providing long-term performance gains for our stockholders.

To promote long-term performance and sustainability as well as manage risk, the Company utilizes a comprehensive performance-based compensation structure with an appropriate balance of operational, financial and share price incentives based on:

Annual and Long-Term Performance	Operating, Financial and Market Performance

Absolute and Relative Performance	Company and Individual Performance

While providing incentives for performance, the design of our program is intended to mitigate excessive risk taking by executives. Our Compensation Committee believes that the mix and structure of compensation as described in this CD&A strike an appropriate balance to promote sustained performance without motivating or rewarding excessive risk. (See “Executive Compensation Risk Assessment” in the “Other Policies and Considerations” section of this CD&A for additional information on our risk analysis.)

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2014 PAY FOR PERFORMANCE STRUCTURE

Company results on operational, financial and relative stockholder return measures (the “incentive measures”) have a direct link to our incentive compensation plans. We believe our incentive measures are key drivers for business results, support sustained long-term performance, and promote stockholder alignment as shown in our executive compensation structure below.

Newmont’s Executive Compensation Structure— Portfolio of Leadership Measures (percentages reflect mix of target compensation for the CEO)

SUMMARY OF 2014 INCENTIVE MEASURES, COMPANY PERFORMANCE AND RESULTING COMPENSATION

The Company had strong 2014 operating performance which resulted in an above-target Corporate Performance Bonus. We believe that if we are able to execute on the key measures in the short-term, long-term results will follow. Noting the exceptional gold price and mining industry volatility over the past three years, performance for the long-term market measures was below target and resulted in payouts that are, as designed, below the target values for each long-term program.

As our leadership is responsible for long-term performance aligned with stockholder interests, our compensation is substantially weighted to long-term results. With this, incentive compensation value for the year measured as of December 31, 2014 was below target at approximately 64.9% of target value as noted below:

Plan	Performance	Payout	Weight (1)	Total “Realized” Incentive Pay as a % of Target

AICP	Above Target	159.9%	12.7%	64.9%
Personal Objectives (2)	Above Target	127.4%	12.7%
SSU 2014(3)	Below for EBITDA; below for stock price	73.1%	28.4%
PSU 2012-2014(4)	Above for relative TSR; below for stock price	16.8%	46.3%

The above chart and table represent an average of Named Executive Officer (NEO) incentive pay (excludes salary).

(1)	Percent of total target incentive pay; based on NEO incentive mix.

(2)	Includes actual Personal Bonus paid to each NEO for 2014 based on the achievement of their personal objectives.

(3)	SSU Adjusted EBITDA performance of 95.8%; payout result of 91.5% multiplied by ending stock price ($18.90) as a percentage of target at 79.9% = 73.1%.

(4)	For Officers eligible for the plan in 2012; PSU performance result was 58.1%, multiplied by ending stock price ($18.90) as a percentage of target at 29.0% = 16.8%.

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Details of each measure and corresponding performance are provided in the following table:

Newmont’s Incentive Plans	Incentive Plan Measure(s)	Corporate Metric / Goal Supported	Newmont Performance vs. Target	Resulting Compensation	Realizable Value
Annual Operating Measures
Corporate Performance Bonus (Annual Incentive Plan)	Safety	Core Value; Safe Operations	Above Target, but downward adjusted [1]	At-Target	159.9% of Target
	Gold and Copper Production	Revenue	Above Target for Gold; Below for Copper	Above Target for Gold; Below for Copper
	Cash Sustaining Cost	Expense	Exceeded Cost Reduction Target	Above Target
	Project Execution	Future Production/ Revenue	Above Target	Above Target
	Reserves	Assets; Future Revenue	Above Target	Above Target
	Resources	Assets; Future Revenue	Above Target	Above Target
Personal Objectives [2]	Key Annual Objectives	Portfolio mgt., Operations, Leadership	Above Target	Above Target	127.4% of Target
Long-term Market (Stock) Based Measures
Strategic Stock Units [3,4] (Performance-based Long-term Incentive)	SSU EBITDA & Stock Price	Profitability & Stock Price Performance	Plan Performance Below Target at 92%	Below Target Due to Plan Performance and Declining Stock Price Over Performance Period	Below Target Value[3] 73.1%

Performance-Leverage Stock [3,5] Units (Performance-based Long-term Incentive)	Stock Price	Stock Price Performance	Plan Performance Below Target at 30.9%	Below target	Below Target Value[4] 16.8%
	Total Stockholder Return vs. Peers	Stock Price Performance plus Dividends vs. Peers	Above Target – 64th percentile adding 27% to Plan Performance	Above target
(1)	While Newmont exceeded targets and year-over-year safety results, we experienced two fatalities in 2014. Based on this, the safety measure was reduced from 187% to 100%.

(2)

The Personal Objectives Bonus varies for each Officer based on their performance against stated goals; a summary of each Officer’s results and corresponding bonus award is provided in the section “2014 Compensation.”

(3)

Long-term incentive program results are based on program performance and change in stock price from the date of the award; resulting share payments are based on Newmont’s stock price value as of 12/31/14 of $18.90.

(4)	Represents Officers’ average value as a percent of target value based on plan performance of 91.5% and decrease in stock price over the performance period.

(5)

Represents value as a percent of target value for the 2012-2014 performance period; includes plan performance of 58.1% (30.9% for stock price performance plus 27.2% for 64th percentile relative TSR performance) and decrease in stock price over the performance period.

Description of Above-Target Achievement for the Corporate Performance Bonus and Corresponding Bonus Plan Funding. The following table describes the above-target performance achieved in 2014 and the corresponding additional percentage of Corporate Performance Bonus plan funding above target. This is an additional point of review to ensure performance and pay are aligned, and that a return-on-investment (“ROI”) perspective is incorporated in our pay-for-performance review:

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Performance Metric	2014 AICP Performance	Additional Achievement Above Target Performance	Additional Bonus % Above Target
Safety	100.0%	Improved on an industry-leading safety; 17% reduction in reportable injuries; however, experienced two fatalities	0.0%
Production	171.1%	Gold - additional 126,942 ounces (consolidated); equates to approx. $159M revenue at a $1,258 gold price	12.8%
	Below Threshold	Copper–did not meet threshold performance	-2.0%
Cash Sustaining Cost	200%	Cost reduction of $99 per gold equivalent ounce; equates to approx. $580M decrease in Cash Sustaining Cost based on 2014 production	40.0%
Project Execution	132.1%	Approx. $85M under budget; ahead of schedule on 25% of projects	1.6%
Reserves	111.9%	Added to reserve base; shortened time frame for feasibility and potential project start up; supports long-term sustainability	0.9%
Resources	188.1%		6.6%

Total Result =	159.9%		59.9%

SUMMARY OF 2014 CEO COMPENSATION

Mr. Goldberg did not receive an increase in target compensation for 2014 due to his promotion to the role of President and Chief Executive Officer in 2013. Target compensation for Mr. Goldberg was assessed at approximately the 25th-50th percentile of the peer group data at the time of the most recent pay analysis. The following chart illustrates Target Compensation (pre-performance adjusted pay), salary, bonus and long-term incentive pay as provided in the Summary Compensation Table (which includes actual bonus value and value of long-term incentives upon grant – pre-performance adjusted), and Realizable Compensation (which includes the actual bonus value and valuation of long-term incentives based on performance-to-date and stock price as of December 31, 2014).

Pay Summary Type		Annual Incentives		Long-Term Incentives
	Annual Salary	Corporate Performance Bonus	Personal Bonus	Strategic Stock Units	Performance leveraged Stock Units	Total Compensation
Target Compensation	$1,075,000	$806,250	$806,250	$1,791,667	$3,583,333	$8,062,500
Summary Compensation Table[1]	$1,075,000	$1,289,194	$1,007,812	$1,792,008	$3,795,026	$8,959,040
“Realizable” Compensation[2]	$1,075,000	$1,289,194	$1,007,812	$1,431,788	$326,252	$5,130,046

This table is not intended to replace the Summary Compensation Table, but as a supplement to assist stockholders in understanding target compensation and performance adjusted compensation. The amounts reported in the “Realizable” Compensation column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation as reported in the Summary Compensation Table.

(1)

Excludes Change in Pension Value and All Other Compensation as listed in the Summary Compensation Table. Value of long-term incentives is based on the grant date fair value of the 2014 awards which vest/are payable over the period of 2015-2017, subject to performance prescribed for each form of long-term incentive.

(2)	Value of long-term incentives is based on actual performance of the awards based on Newmont’s closing stock price on December 31, 2014 of $18.90. Includes the 2014 SSU and the 2012-2014 PSU.

Details regarding Mr. Goldberg’s compensation are provided in the section “2014 Compensation” and in the Summary Compensation Table located on page 62.

2014 SAY ON PAY VOTE AND SHAREHOLDER ENGAGEMENT

Newmont has historically received strong support from stockholders in favor of the “Advisory Vote on the Compensation of the Name Executive Officers” (“Say on Pay”). For the past four years, our “vote in favor” results have been 93% or greater (excluding abstentions). Additional information regarding the “Say on Pay” vote is on pages 58 and 79-80.

While our historical results indicate strong support for Newmont’s Officer compensation, the Compensation Committee continues to review our executive compensation structure to increase its effectiveness and further align with stockholder interests in light of changing industry dynamics.

Shareholder Engagement. To further ensure alignment with stockholder interests, we engage our largest investors and solicit feedback on our executive compensation programs. We have reached out to ten of our largest stockholders with the intent of clarifying our programs, governance and performance, obtaining feedback to be considered in

Newmont Mining Corporation 2015 Proxy Statement   •  33

designing the following year’s compensation programs, and continuing open dialogue to foster regular communication in support of aligning with their interests. We will continue this practice as a critical component of our annual governance review process.

FOUNDATIONAL EXECUTIVE COMPENSATION PRACTICES

The following policies demonstrate our strong governance model:

•	Competitive Stock Ownership Requirements: Stock ownership requirements for Officers to own significant holdings of Newmont stock (five times salary for the CEO);

•	Well-Managed “Burn Rate”: Annual employee stock issuance “burn rate” under 1%;

•	Appropriate Vesting Terms: Equity grant practices for standard annual awards with at least three year combined performance and vesting periods for Officer awards;

•

Compensation Clawback Provision: A clawback policy to recover excess compensation from incentive payouts and stock gains if the financial results were restated, whether intentionally or by administrative error;

•	No Hedging, Pledging or Margin Policy: Stock trading standard prohibiting executives from buying Newmont stock on margin, or hedging Newmont stock holdings;

•

Double-Trigger Change of Control: Change-of-control plans that provide payments only upon termination following a change-of-control (“double-trigger”), including stock acceleration only upon a double-trigger;

•

Discontinued Excise Tax Gross-ups for Employees Hired/Promoted into Change of Control Eligible roles in or after 2012: As of January 1, 2012, the new Change of Control plan removes the excise tax gross up for employees hired into, or current employees promoted into, eligible positions. The prior plan containing gross-ups remains in place for employees who were eligible on, or prior to, December 31, 2011, because the terms of the prior plan prohibit any reduction in benefits to plan participants; two of the five Officers listed in this CD&A are covered under the 2012 plan which does not provide the excise tax gross-up; additional details are provided in the section “Post Employment Compensation;”

•	No Employment Agreements: No employment agreements for Officers;

•	No Repricing: Prohibition against the repricing of stock options without stockholder approval;

•	Committee Governance Model: Compensation Committee operating model and annual work plan to support the governance activities of the Compensation Committee;

•	Committee Charter Review: The Compensation Committee Charter is reviewed on a regular basis to ensure it is current with best practices and maintains high governance standards;

•

Independent Committee Advisor: Use of an independent compensation consultant, Cook & Co., to advise the Compensation Committee regarding executive compensation (the consultant does not perform any other services for the Company);

•

Audit of Incentive Plan Processes, Results and Payments: The Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) reviews plan processes and calculations to ensure accuracy, and to ensure that the results and payments conform to the rules contained within each respective plan;

•	Regular Executive Sessions: Executive sessions of the Compensation Committee without management present;

•

Annual executive compensation strategy meeting: Hold annual Compensation Committee strategy meeting outside of the standard board meeting schedule to discuss results of the annual shareholder meeting and Say on Pay vote, business context, and potential areas for continued improvement;

•	Succession Planning: Executive succession planning review by the Compensation Committee and Board of Directors; and

•

Talent, Global Inclusion and Diversity Reviews: Conduct regular reviews of the Company’s talent programs, as well as reviews of global inclusion and diversity, providing oversight of programs which support core values and Newmont’s focus on sustainability. The succession and talent reviews also provide context for executive pay decisions.

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Philosophy and Principles

Compensation Philosophy. Newmont’s executive compensation programs are designed to effectively link the actions of our executives to business outcomes that drive value creation for stockholders. In designing these programs, we are guided by the following principles:

•	Maintaining a clear link between the achievement of business goals and compensation payout. We believe that:

(1)	Officers should be evaluated and paid based on performance that leads to long-term success and relative stock price improvement; and

(2)	Officer compensation programs can be an effective means of driving the behavior to accomplish our objectives, but only if each executive clearly understands how achievement of predetermined business goals influences his or her compensation.

•

Selecting the right performance measures. Equally important is the selection of those performance measures which need to be measurable and linked to both increased stockholder value and Newmont’s short- and long-term success.

•

Sharing information and encouraging feedback. Focused and clear program design supports transparency for our stockholders. It is important for stockholders to understand the basis for our Officers’ compensation, as this provides stockholders insight into our goals, direction and the manner in which resources are being used to increase stockholder value. We invite stockholder input and actively engage stockholders in matters related to Newmont’s executive compensation programs.

Transparency and open disclosure are core components of Newmont’s values.

Structural Principles that Guide Appropriate Compensation Design. The following table outlines the guiding principles in structuring our executive compensation plans:

Newmont Mining Corporation 2015 Proxy Statement   •  35

Components of Total Compensation

The components of target total direct compensation for our Officers are described in the Executive Summary and stated below. We emphasize performance-based “at-risk” compensation, based on operational, financial and share price performance.

Developing Our Executive Compensation Program. Each year the Compensation Committee conducts a detailed analysis of executive compensation designed to:

•	Assess the competitiveness of the Company’s executive compensation levels against peer groups;

•	Consider the desired target benchmark for total executive compensation levels; and

•	Make necessary refinements to the compensation components to further align executive compensation with performance goals and ensure good governance practices.

Roles within the review process. The Compensation Committee meets on a regular basis with the Chief Executive Officer and representatives from the Company’s Human Resources and Corporate Legal departments. The role of management is to provide the Compensation Committee with perspectives on the business context and individual performance of our Officers to assist the Compensation Committee in making its decisions. The Company’s Human Resources Department supports the Compensation Committee by providing data and analyses on compensation levels and trends. In addition, external independent compensation experts consult with the Compensation Committee regarding specific topics as further described in the following paragraph. An executive session, without management present, is generally held at the end of each Compensation Committee meeting. The independent members of the Board of Directors make all decisions regarding the Chief Executive Officer’s compensation in executive session, upon the recommendation of the Compensation Committee. The Compensation Committee Chairman provides regular reports to the Board of Directors regarding actions and discussions at Compensation Committee meetings.

Use of Independent Compensation Advisors. The Compensation Committee, which has the authority to retain special counsel and other experts, including compensation consultants, has engaged Frederic W. Cook & Co. (“Cook & Co.”) to assist the Compensation Committee with: (1) advice regarding trends in executive compensation, (2) independent review of management proposals, and (3) an independent review and recommendation on Chief Executive Officer compensation, as well as other items that come before the Compensation Committee. Cook & Co. has reviewed the compensation philosophy, objectives, strategy, benchmark analyses and recommendations regarding Officer compensation.

At least annually, the Compensation Committee reviews the support provided by the independent compensation advisors to ensure the level of support, consultation and fees are appropriate and aligned with the Compensation Committee’s needs. The Compensation Committee conducted a thorough review in 2013, including interviews of other independent compensation advisors, and upon completing the interviews, the Committee retained the services of Cook & Co. based on their approach, expertise and fee structure.

Cook & Co. is engaged solely by the Compensation Committee and does not provide any services or advice directly to management unless authorized to do so by the Committee. In connection with its engagement of Cook & Co., the Compensation Committee reviewed Cook & Co.’s independence including, but not limited to, the amount of fees received by Cook & Co. from Newmont as a percentage of Cook & Co.’s total revenue, Cook & Co.’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship (including stock ownership) that could impact Cook & Co.’s independence. After reviewing these and other factors, the Compensation Committee determined that Cook & Co. is independent and that its engagement did not present any conflicts of interest. Cook & Co. also determined that it was independent from management and confirmed this in a written statement delivered to the Chairman of the Compensation Committee.

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Compensation Decision Process. When making compensation decisions for Officers, the Compensation Committee considers factors beyond market data and the advice of consultants. The Compensation Committee considers the individual’s performance, tenure and experience, the overall performance of the Company, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers within the Company and market. While the Compensation Committee does have certain guidelines, goals, and tools that it uses to make its decisions, as explained below, the compensation process is not an exact science but incorporates the reasoned business judgment of the Compensation Committee. In making decisions for executives other than the Chief Executive Officer, the input and perspective of the Chief Executive Officer is considered by the Compensation Committee.

Compensation Components and Alignment to Compensation Philosophy

The components of our executive compensation program contain five main elements as shown in the previous chart. We explain the philosophy and key features of each below.

Determining the Proper Mix of Different Pay Elements. In determining how we allocate an Officer’s total compensation package among various components, we emphasize compensation elements that reward performance on measures that align closely with business success, underscoring our pay-for-performance philosophy. A significant portion of our executive compensation is performance-based or “at-risk.” Our Chief Executive Officer and other Officers have a higher percentage of at-risk compensation relative to other employees, because our Officers have the greatest influence on Company performance. Stock-based long-term incentives represent the largest component of pay, in order to encourage sustained long-term performance and ensure alignment with stockholders’ interests. In the graphs below, we show the emphasis on at-risk or stockholder-aligned compensation through performance-based short-term and long-term incentives compared to base salary.

Components of Compensation and Alignment to Goals. The Company recognizes that its stock price is heavily influenced by the price of gold, copper and other commodities, which are outside of the control of the Company. Thus, as a way to balance the commodity fluctuation, the Company grants a mix of incentives including performance-based strategic stock units (based on operating earnings) and performance-leveraged stock units (based on share return measures) to align the interests of management with the long-term interests of stockholders. This balanced approach means that management needs to achieve specific performance goals to earn the common stock and restricted stock units even in periods of positive gold/copper price movement, and that the equity package continues to motivate performance in down-cycles as the stock and restricted stock units continue to retain value and have motivational impact even when gold/copper prices are falling. At the same time, the use of stock price-based incentives ensures that the highest rewards will only occur with an increasing stock price and performance that exceeds the median of the Company’s gold mining peers.

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The components of the compensation structure are:

Time Horizon	Component	Purpose	Key Features
Current	Base Salary	Compensation for the level of responsibility, experience, skills, and sustained individual performance.

Fixed compensation is not subject to financial performance risk;

Benchmarked to the 50th percentile of the peer group to ensure the ability to compete for highly talented leadership;

Individual compensation can vary above or below the market reference point based on such factors as performance, skills, experience and scope of the role relative to internal and external peers.

Short-Term	Annual Incentive Compensation Plan	Supports annual operating and financial performance, based on defined performance metrics.	Annual cash award which ranges from 0-200% of target based on: • Production; • Cash Sustaining Cost; • Safety; • Project execution and cost; and • Reserve and resource additions
	Personal Bonus	Rewards for the achievement of individual objectives designed to support current initiatives, long-term sustainability and Company performance.	Annual cash award based on stated individual measures and objectives approved in advance by the Compensation Committee.
Long-Term	Performance-Leveraged Stock Units	Incentive to outperform peer group stock price performance and to make Newmont the preferred gold stock; aligns pay with stockholder interests and long-term stock price performance.	Awards are based on absolute stock price growth and relative stock price performance against the PSU peer group (described later in this CD&A), over a three-year period, and are settled in shares of Company stock at the end of the three years.
	Strategic Stock Units	An incentive to deliver against the Company’s earnings targets and strategic growth plans for the purpose of providing a return to stockholders’ investment.	Awards are based on the achievement of the Company’s annual SSU EBITDA target (earnings before interest, taxes, depreciation and amortization). The program contains a minimum performance threshold for payment and a cap for maximum payout.

Determination of Target Total Compensation. We consider a variety of factors when determining target Officer compensation to ensure we have a comprehensive understanding of alignment to goals, reasonableness of pay, internal equity, pay-for-performance, and ability to attract and retain executive talent. The primary items considered when making executive compensation determinations are discussed below and include:

•	Market information;

•	Individual performance;

•	Experience, skills and scope of responsibilities;

•	Company performance;

•	Succession planning; and

•	Value of the compensation relative to the corresponding objective.

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Other key measures which assist in providing a comprehensive understanding of pay include:

Analysis	Purpose
Pay Mix	To ensure pay “at-risk” is consistent with philosophy and comparator group practices; a significant majority of pay should be “at-risk.”
Internal Equity	To understand whether internal pay differences are reasonable between executives and consistent with market practice.
Total Compensation	To understand the purpose and amount of each pay component as well as the sum of all compensation elements in order to gauge the reasonableness and the total potential expense.
Chief Executive Officer and other Officer compensation versus Total Shareholder Return (“Pay-for-Performance Charts”)	To ensure that pay is aligned with performance and set appropriately given industry performance and pay rates.
Performance Sensitivity Analysis	To understand potential payments assuming various Company performance outcomes; understand how potential performance extremes are reflected in pay; a component of our compensation risk assessment.

Competitive Considerations (Market Information)

Peer Group Determination. We strive to compensate our Officers competitively relative to industry peers. As part of the Compensation Committee’s charter and to ensure the reasonableness and competitiveness of Newmont’s position in the industry, the Compensation Committee regularly evaluates Newmont’s peer group with the aid of its independent consultant, Cook & Co., and with input from management. As noted above, peer groups are used in the compensation benchmarking process as one input in helping to determine appropriate pay levels. When reviewing the appropriateness of a peer group, the Compensation Committee’s analysis includes a review of information regarding each potential peer company’s industry, complexity of their business and organizational size, including revenue, net income, total assets, market capitalization and number of employees. This approach ensures a reasonable basis of comparison.

2014 Peer Group. The peer group is structured to ensure it is a valid representation of Newmont’s business and operating environment. Given this, the peer group is weighted towards Newmont’s core business of mining (gold and global diversified companies, in particular), with a lesser emphasis on Oil & Gas (similar operations and commodity-based businesses) and Engineering, Procurement and Construction (similar to Newmont’s project development group). The Compensation Committee regularly reviews the peer group with the assistance of the Committee’s consultant and management. The following peer group was used as the reference point to determine the competitiveness of Newmont’s pay for 2014:

Alcoa Inc.	Freeport-McMoran Copper and Gold Inc.
Anglo American	Gold Fields Limited
AngloGold Ashanti Limited	Goldcorp Inc.
Apache Corporation	Kinross Gold Corporation
Barrick Gold Corporation	Peabody Energy Corporation
Canadian Natural Resources Limited	Rio Tinto plc.
EOG Resources, Inc.	Talisman Energy Inc.
Fluor Corporation	Teck Resources Limited

Newmont Mining Corporation 2015 Proxy Statement   •  39

Newmont’s ranking within the peer group is consistent with benchmarking standards and generally ranks at or near the median on key scope metrics: (The revenue comparison decreased from the prior year, primarily due to the decrease in gold price.)

(1)	Data based on the market statistics at the time of the Officer compensation review in 2013.

The peer group may differ from the peer groups used by proxy advisory services. The Committee believes Newmont’s peer group appropriately represents the relevant industry comparators and companies where Newmont competes for talent.

2015 Peer Group. During 2014, in preparation for 2015 compensation planning, the Compensation Committee completed a comprehensive review of the peer group to ensure the reference companies continue to represent a valid point of comparison based on the industry and Newmont’s business model. As criteria to improve the peer group, the Compensation Committee sought to:

•	emphasize mining and related industries (i.e. oil and gas),

•	include a greater focus on U.S.-based companies to minimize volatility due to foreign exchange and differences in local laws and practices,

•	discontinue representation of engineering, procurement and construction (“EPC”) companies based on changes in Newmont’s business model for new projects, and

•	include a review of “Say on Pay” results of peer companies to ensure the peer group represents companies with pay practices that have majority support by stockholders.

Based on this review, the Compensation Committee removed four companies and added six new companies to the peer group. The peer group for 2015 includes:

Alcoa Inc.	Freeport-McMoran Copper and Gold Inc.
Anglo American	Goldcorp Inc.
Apache Corporation	Kinross Gold Corporation
Barrick Gold Corporation	The Mosaic Company (added)
Canadian Natural Resources Limited	Noble Energy, Inc. (added)
CONSOL Energy Inc. (added)	Peabody Energy Corporation
Devon Energy Corporation (added)	Rio Tinto plc.
EOG Resources, Inc.	Teck Resources Limited
First Quantum Minerals Ltd. (added)	United States Steel Corporation (added)

Companies that were removed from the peer group include: AngloGold Ashanti Limited, Fluor Corporation, Gold Fields Limited and Talisman Energy Inc.

Positioning of Pay Relative to Peers for 2014. For 2014 compensation, the Compensation Committee determined that the appropriate benchmarking reference is a range centered on the 50th percentile, and that actual compensation may be above or below the 50th percentile depending on the Company’s performance and other factors described in this section.

Material Differences Among Officers. The targets for salary and incentive compensation vary among Newmont’s Officers in an effort to reflect differences in job responsibilities and industry pay levels. This aims to avoid setting amounts that may be above or below market pay levels as would be the case if a “one size fits all”

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approach were used. Specifically for the Chief Executive Officer, the target percentage for each incentive compensation component is greater than the other Officers due to his position as the top executive of the Company, commensurate with the level of accountability and degree of impact that this executive can have on overall business results and strategy.

Other Factors Used to Determine Compensation

Effect of Individual Performance. The Compensation Committee takes into consideration a variety of elements, such as the Officer’s skill set, individual achievements and role with Newmont during the relevant fiscal year. Additionally, an assessment of each Officer’s progress against his or her Personal Objectives (discussed later in this CD&A) is completed by the Compensation Committee based on input provided by the Chief Executive Officer. The Compensation Committee ultimately makes the compensation decisions for all of the Officers, including the Chief Executive Officer, based on the Compensation Committee members’ own collective experience and business judgment.

Effect of Compensation Previously Received on Future Pay Decisions. We consider actual compensation received in determining whether our compensation programs are meeting their pay-for-performance and retention objectives. Adjustments to future awards may be considered based on results. However, the Compensation Committee generally does not adjust compensation program targets based on compensation received in the past to avoid creating a disincentive for exceptional performance or providing compensation not aligned with our plans.

2014 Compensation

While the amount of compensation may differ among our Officers, the compensation policies and factors affecting the amounts, as considered by the Compensation Committee, are generally the same for each of our Officers, including our Chief Executive Officer. In this section, we discuss the Compensation Committee’s considerations with respect to each element of compensation paid in 2014.

Introduction: Executive Leadership Team Overview. During 2013, the Executive Leadership Team (the “ELT”) was restructured as the Company responded to changes in our business environment. A key element of this restructuring effort was our CEO succession process under the oversight of the Board of Directors. After successfully leading our operations as the Company’s President and Chief Operating Officer, the Board appointed Mr. Gary Goldberg to President and Chief Executive Officer in March of 2013. Mr. Goldberg did not receive any supplemental awards for his promotion to Chief Executive Officer.

As Mr. Goldberg assumed the role of President and Chief Executive Officer, the Company refocused its efforts on cost, delivering stockholder value, excellence in health & safety, sustainability & external relations. Mr. Goldberg recruited seasoned leaders with industry and functional expertise, implemented the new leadership structure and implemented an operating model to support the business strategy.

With this in place, 2014 continued to build on the success achieved in the Company’s 2013 operating performance. This section provides a summary of the Company and individual results, and corresponding compensation for the Named Executive Officers.

Base Salary. The Compensation Committee considered the compensation levels of comparable positions in the market data to help determine a reasonable base salary range, but also considered individual performance, tenure and experience, the overall Company performance, any retention concerns, individual historical compensation and input from other Board members. While the Compensation Committee has not adopted a policy with regard to the internal relationship of compensation among the Officers or other employees, this relationship is reviewed and discussed when the Compensation Committee determines total compensation for our Officers.

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Base salaries for 2014 were set as follows based on the criteria noted above.

Name	2013 Base Salary	2014 Base Salary[1]	Change
Gary Goldberg	$1,075,000	$1,075,000	—
Laurie Brlas	$700,000	$700,000	—
Elaine Dorward-King[2]	$450,000	$472,500	5%
Randy Engel	$595,000	$595,000	—
Stephen Gottesfeld	$500,000	$500,000	—
(1)

None of the Named Executive Officers, other than Dr. Dorward-King, received a base salary increase in 2014, based on such factors as having recently been promoted or hired, and the respective relative position to the market benchmarking range.

(2)

Dr. Dorward-King received a base salary increase based on her above-target performance in 2013 and her salary position relative to the benchmarking reference point (which was below the median salary); she was hired in March 2013 and the increase in salary was effective March 2014, one year post-hire.

Short-Term Non-Equity Incentive Compensation.

Short-Term Incentive Compensation Highlights:

•	Comprised of two components:

•	Corporate Performance Bonus (50% of the total short-term incentive opportunity); and

•	Personal Bonus (50% of the total short-term incentive opportunity).

Short-term cash incentives include a Corporate Performance Bonus and a Personal Bonus. Each is expressed as an equal percentage of base salary. The Corporate Performance Bonus and the Personal Bonus have a target and a maximum level of 200% of target.

2014 SHORT-TERM INCENTIVE TARGETS

Name	Target Corporate Performance Bonus as a Percentage of Base Salary (A)	Target Personal Objectives Bonus as a Percentage of Salary (B)	Total as a Percentage of Base Salary (A+B)
Gary Goldberg	75%	75%	150%
Laurie Brlas	50%	50%	100%
Elaine Dorward-King	42.5%	42.5%	85%
Randy Engel	45%	45%	90%
Stephen Gottesfeld	42.5%	42.5%	85%

Corporate Performance Bonus.

Corporate Performance Bonus Summary:

•	Payment based on overall corporate performance results which include challenging annual financial and operational targets;

•	Payment ranges from 0-200% of target corporate performance;

•	Six of seven measures performed at or above target levels in 2014;

•	No payment for the measure that was below threshold in 2014; and

•	Weighted performance resulted in an award of 159.9% of target payment for 2014.

The Corporate Performance Bonus provides an annual reward based on seven measures1 designed to balance short-term and long-term factors, business performance and successful investment in and development of Company assets. The Compensation Committee reviews and approves the performance metrics and target levels

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of performance annually. The amounts of 2014 Corporate Performance Bonuses earned by the Officers are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The measures that the Compensation Committee established for 2014 are listed below.

2014 Corporate Performance Bonus. The Company’s focus on safety, profitability and growth set the overall theme of the Corporate Performance Bonus plan. In 2013, the Company revised the Corporate Performance Bonus to incorporate and improve the alignment with Safety, Cash Sustaining Cost and Project Execution. These measures were retained for 2014 with the following adjustments:

•	Safety was increased to a 20% weighting from 10% to further support the Company’s commitment to safety; and

•	The Reserves and Resources and the Project Execution weightings were adjusted to accommodate the increased weighting for safety, holding a total weighting of 20% for these growth metrics.

The components of the 2014 Corporate Performance Bonus are as follows:

Corporate Performance Bonus Measure	What It Is	Why It Is Used
Safety	Measures both leading and lagging indicators to ensure we continuously improve our safety results.	• Safety is a core value and Newmont’s highest priority.
Production	Measures the ounces of gold and pounds of copper produced each year.	• Production of gold and copper is the basis of Newmont’s business and revenue; production is the primary factor within the Company’s control.
Cash Sustaining Cost

Measures the total production and early stage cost per gold equivalent ounce, including G&A, sustaining capital and other key operating expense items, excluding impact of non-cash write-downs.

The target includes assumptions for variables such as commodities prices, currency fluctuation, and deferral or acceleration of projects. At the end of the year, the actual impact of these variables is determined, and the target is adjusted up or down, accordingly, so as to not benefit or penalize for uncontrollable external factors.

• Cost is a key financial metric within
employees’ control and helps to
ensure efficiency and accountability
to support a value focus for
production.

•  Cost continues to be an important
operating metric due to changes in
gold price and the mining industry.

Project Execution	Measures the progress of new key capital projects which are expected to add to Newmont’s production portfolio in the short- to medium-term. Project cost versus budget and development stage advancement are used to measure progress during the year.	• New projects are important for sustaining Newmont’s business over the long-term as well as providing the opportunity to grow production capability.
Reserves and Resources	Measures the reserves potentially available for future mining as well as the mineralization not yet proven to the level required for public disclosure.	• The Reserves and Resources metrics promote the long-term sustainability of the business; this includes discovery of new deposits and the successful completion of the work needed to report new deposits.

(1)	For Production, gold and copper are measured separately. In addition, Reserves and Resources are also measured separately, resulting in a total of 7 measures.

Target Setting and Calculation of Corporate Performance Bonuses. The 2014 Corporate Performance Bonus targets were a mix of demanding financial, production, and growth objectives derived from the annual business planning process. It is the Compensation Committee’s perspective that the target should be challenging, yet achievable, and the 2014 targets are structured accordingly. The Company bonus plan for Officers has paid below target in five of the last ten years as shown below, which we consider as one measure of the level of difficulty of achieving a target award.

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Corporate Performance Bonus Results, 2005-2014:

Year	Bonus %	Year	Bonus %
2014	159.9%	2009	129.6%
2013	143.4%	2008	128.1%
2012	71.9%	2007	89.1%
2011	75.0%	2006	92.0%
2010	124.3%	2005	84.7%

The performance targets for the 2014 bonus plan were reviewed against the results for 2013 performance to ensure meaningful performance objectives were set for 2014, as summarized here:

•

Safety: Target achievement for 2014 was set to the “best demonstrated performance” of the past three years; the 2014 target required higher performance than the 2013 target. In 2013, our safety result was the highest in the Company’s history, among the highest in the ICMM and to ensure a meaningful objective, it served as the target for 2014 understanding the results of 2013 required significant effort. As additional context regarding the performance required for this measure, applying the results of the second-best performing company of the International Council on Mining and Metals (“ICMM”) peer group would have resulted in no bonus payable for the Total Reportable Accident Frequency Rate (“TRAFR”) component within the Safety metric;

•	Production: Target performance for 2014 was set higher than the 2013 target and higher than the above-target actual performance achieved in 2013;

•

Cash Sustaining Cost: Target achievement for 2014 was 8% lower cost over the 2013 target and in-line with exceptional performance achieved in 2013, resulting primarily from significant process improvement, efficiency actions and cost reduction efforts; and

•

Projects: Company projects (as well as the phase of on-going projects) vary year-to-year; therefore, year-to-year comparisons may not be valid. However, targets and ranges for these measures are based on business plan targets and incorporate estimated probability of achievement to ensure the objectives are deemed to be sufficiently challenging; and

•

Reserves and Resources: Exploration investment decisions for reserves and resources vary year-to-year; therefore, year-to-year comparisons may not be valid. However, targets and ranges for these measures are based on business plan targets and incorporate estimated probability of achievement to ensure the objectives are deemed to be sufficiently challenging.

Based on the above and review of the business plan objectives, the level of difficulty for the bonus plan targets is deemed to be reasonably challenging.

If the Company achieves its targeted performance for each of the metrics, the payout percentage for the Corporate Performance Bonus is 100%. If the minimum amounts are not achieved for a particular metric (the “threshold”), no Corporate Performance Bonus is payable for that metric. For performance between the threshold and maximum for any metric, the amount is prorated to result in a payout percentage between 20% and 200%. The slope of the bonus payout range increases upon reaching target performance in an effort to provide a stronger incentive and reward for outperforming the targets. Below target performance, upon reaching the threshold level, the incremental payout for each increment of performance remains moderate, ensuring an appropriate incentive and reward while not compensating beyond the reasonable amount for the given level of performance.

2014 CORPORATE PERFORMANCE BONUS METRICS AND SUMMARY OF RESULTS

As noted previously, in 2014 Newmont continued to build on the foundation set in 2013. Newmont’s operating performance for 2014 exceeded plan and in most cases, prior year performance. In reviewing the performance results and corresponding bonus plan payments, the Compensation Committee also considered the business benefits of achieving above-target performance relative to the resulting additional bonus funding from the above-target performance (a form of return-on-investment, or “ROI”, perspective). The Compensation Committee concluded that the bonus amount resulting from the performance above target was aligned with performance as business results from this performance exceeded the incremental bonus plan funding (a summary of this is illustrated in the table “Description of Above Target Achievement for the Corporate Performance Bonus and Corresponding Bonus Plan Funding” provided in the Executive Summary).

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The structure of the Corporate Performance Bonus structure as well as the performance and bonus results for 2014 are provided in the table below:

Bonus Structure			Bonus Payment Range			2014 Results
Performance Metric	Measure/ Unit	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2014 Performance	Percentage Performance	Payout Percentage(1)
Safety	Leading / Lagging	20%	Details provided below			Target (2)	100%	20.0%
Production	Gold (M oz.)	18%	4.69	5.1	5.28	5.23	171.1%	30.8%
	Copper (million lb.)	2%	340	370	383	273	0%	0.0%
Cash Sustaining Cost	cost/ GEO(3)	40%	$1,261	$1,157	$1,099	$1,058	200%	80.0%
Project Execution	Milestone/ Cost	5%	Details provided below			Above Target	132%	6.6%
Reserves	(oz. 000)	7.5%	0.50	1.20	6.00	1.77	112%	8.4%
Resources	(oz. 000)	7.5%	2.3	3.8	6.00	5.74	188%	14.1%

Total Result =								159.9%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage”
(2)	Actual performance was above target, but was reduced to target as described below
(3)	“GEO” is Gold Equivalent Ounce; determined by converting copper production into a gold equivalent for an overall measure of production efficiency

Summary of the Safety metric for 2014: Our Corporate Performance Bonus includes two categories of performance measures. First are leading indicator safety metrics which aim to identify and remediate potential safety risks, and aim to establish visible safety leadership to further instill safe behavior across the Company. The second is a lagging indicator safety metric to measure the results of our continuous improvement efforts and ensure our actions are improving safety performance. In 2014, our safety result was again one of the highest in the Company’s history and among the highest in the ICMM, resulting in performance on TRAFR of 187% of target. However, Newmont experienced the unfortunate loss of two colleagues in 2014 and with this, the Committee determined that notwithstanding the overall performance, the result cannot exceed target. These results are provided in the following table with this adjustment.

Bonus Structure		Bonus Payment Range			2014 Results
Safety Metric & Purpose	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2014 Performance	Performance Percentage	Payout Percentage (1)
Corrective Actions: Identify potential significant risks and implement all actions to remediate	5%	Complete 91% of all actions	Complete 95% of all actions	Complete 100% of all actions	99.4%	188%	9.4%
Safety Interactions: Implement additional leadership and engagement actions	5%	Complete 95% of all interaction targets	Complete 115% of all interaction targets	Complete 150% of all interaction targets	143%	180%	9.0%
TRAFR: Reduce year-over-year Total Reportable Accident Frequency Rate (“TRAFR”) (% reduced)	10%	0.55	0.47	0.38	0.39	190%	19.0%
(1) Calculated by multiplying “Weighting” x “Performance Percentage”
Total Result =	20%					187%	37.4%
Adjusted Result	20%					100%	20.0%

Summary of the Project Execution metric for 2014: The project execution metric is an objective, results-based measure of project performance. For major projects that are planned to move into operation, we measure project spend versus budget and expected production. For projects that remain in the study phase, we measure performance based on how the projects are progressing through our investment decision process (or progress

Newmont Mining Corporation 2015 Proxy Statement   •  45

against schedule). The results and corresponding payment are audited by the Company’s Internal Audit department. For 2014, the total project performance yielded a score of 132% as noted in the table below.

Project Execution Elements	Factor Weighting	Performance Percentage
Turf Vent Shaft	20%	91%
Long Canyon	5%	200%
Yanacocha	5%	200%
Merian	32%	169%
Ahafo Mill	5%	200%
Nimba	5%	200%
Conga	10%	20%
Project Advancement	18%	100%

Total Achievement =	100%	132.1%

Corporate Performance Bonus Payments. To calculate the Corporate Performance Bonus percentage for each of the Officers, the respective target percentage of eligible earnings (i.e., prorated salary) was multiplied by 159.9% to determine the actual value of the bonus. The amount of the corporate performance bonus paid to the Officers is also reflected in the Non-Equity Incentive Plan column of the Summary Compensation Table.

Name(4)	2014 Eligible Earnings (A)	Target Payout (%) (B)	Company Performance % (C)	2014 Payout (A*B*C)
Gary Goldberg	$1,075,000	75.0%	159.9%	$1,289,194
Laurie Brlas	$700,000	50.0%	159.9%	$559,650
Elaine Dorward-King(1)	$468,297	42.5%	159.9%	$318,243
Randy Engel	$595,000	45.0%	159.9%	$428,132
Stephen Gottesfeld	$500,000	42.5%	159.9%	$339,788

(1)	Dr. Dorward-King received a salary increase during 2014 and therefore, eligible earnings differ from annual base salary.

Personal Bonus.

Personal Bonus Highlights:

•	Individualized personal objectives established for each Officer by the Compensation Committee;

•	Objectives are pre-approved by the Compensation Committee and the Committee receives a year-end performance assessment from the CEO;

•	Payment ranges from 0-200% of target based on individual performance;

•	Incorporates the leadership areas of strategy, people and organizational development, safety, operational execution and efficiency, corporate sustainability and financial goals;

•	Objectives may be single or multi-year; and

•	Payments based on objective results and reasoned business judgment of the Compensation Committee.

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Purpose of the Personal Bonus: The purpose of the Personal Bonus is to align personal performance with key individualized objectives that will support the long-term sustainability and performance of the Company. The personal objectives encompass the broad spectrum of responsibilities inherent in senior leadership roles and, in some cases, may not have immediate or tangible measures. The Personal Bonus component of the executive compensation program provides for a well-rounded assessment of executive performance, resulting in an improved correlation of pay and performance. Specifically, the program serves to provide the ability to:

•	Holistically consider performance against a broad set of strategic, operational, environmental, social, safety and financial business goals;

•	Incentivize and reward efforts that may be difficult to quantify, but provide long-term stockholder value;

•	Reward for timely adjustments to business dynamics not anticipated prior to the performance period;

•

Consider the multitude of complex factors that can affect performance inside and outside of management’s control for the purpose of assessing performance and providing appropriate compensation (e.g., economic cycles, market volatility, and fluctuations in commodities prices);

•	Take an extended long-term perspective ensuring directional alignment of current performance with the vision of the organization’s future;

•	Control the potential risk of sub-optimized results due to a focus on set goals which may no longer be a key priority; and

•	Differentiate awards based on a broad perspective of an individual’s contribution to the Company.

Determining the Personal Bonus: The Personal Bonus is not strictly formulaic given the difficulty in explicitly quantifying the aggregate performance. Accordingly, payments under this program are awarded based on results subject to the qualified business judgment of the Compensation Committee. The Compensation Committee can award payments out of a total bonus opportunity assigned to each Officer based upon such Officer’s overall performance against annual objectives. The Compensation Committee receives a year-end performance assessment and recommendation for each of the Officers (except for the Chief Executive Officer) from the Chief Executive Officer. For the Chief Executive Officer, the Board of Directors determines the Personal Bonus based on his performance against the stated objectives for the year, as well as other factors potentially not contemplated prior to the start of the year. While the Personal Bonus is based on pre-established individual goals, they do not constitute performance measures that result in automatic payout levels. Instead, they provide a context for the Chief Executive Officer and Compensation Committee to evaluate each Officer’s performance and contributions to the Company’s success when making the bonus payout determinations.

While no single personal objective is either material to an understanding of the Company’s compensation policies relating to the Personal Bonus program or dispositive in the Compensation Committee’s decisions regarding the specific payout levels, in determining the awards for 2014, the Compensation Committee considered the accomplishments as described below for each Officer.

Newmont Mining Corporation 2015 Proxy Statement   •  47

Personal Objectives for the Chief Executive Officer: Mr. Goldberg’s objectives and a summary of the results for those objectives are listed in the following table. For these achievements, Mr. Goldberg received an above-target Personal Bonus.

Objective	Summary of Results
Key Financial Results

•    Achieved over $500 million in savings and lowered production cost per ounce by approximately 10%

•     Achieved $2.15 billion in SSU Adjusted EBITDA[1]

•    Improved free cash flow by $680 million

•     Maintained an investment grade balance sheet and prepaid $100 million in debt

•    Paid $114 million in dividends, continuing the gold price linked dividend policy

Lead Newmont’s Safety Journey to zero harm by focusing on behaviors, safety leadership coaching and operational risk management	Led actions to embed safety and health culture further in the organization; delivered industry leading safety performance as measured by both leading and lagging indicators. Reduced total injury rates by 17%, to some of the lowest in the industry.
Lead Newmont to safely, responsibly and profitably reach production and cost targets	Sustained cost savings realized in 2013 and further improved efficiencies in 2014 through streamlined operations, administration, upgraded technical fundamentals including reconciliation, resource modeling and mine planning, and processing.
Lead Newmont to achieve profitable, sustainable growth through cost-effective projects, M&A and exploration	Enhanced the value and viability of our project pipeline, including beginning construction on the Merian mine; optimized the asset portfolio through the sale of non-core assets, generating nearly $1.4 billion in sales since mid-2013; realigned the exploration program to focus on best prospects
Lead Newmont in building a healthy leadership pipeline across all regions	Consolidated regional leadership with the combination of Australia, New Zealand and Indonesia into a single region and built a stronger cadre of operational leaders across the portfolio; appointed new leaders to improve capabilities in key corporate positions; continued progress toward diversity and global inclusion objectives – increased the representation of female and national executives throughout the organization
Lead Newmont in establishing industry leadership in the areas of social and environmental responsibility	Secured mining rights in Suriname and progressed agreements in other locations; implemented more robust country risk and water management systems and standards

(1)	See Annex A for a reconciliation of this Non-GAAP metric.

Personal Objectives results for the other Officers: Key accomplishments for each of the other Officers relative to their Personal Objectives are as follows:

•

Laurie Brlas: During 2014, Ms. Brlas improved communication to the investment community and understanding of Newmont’s financials. Additionally, Ms. Brlas’s accomplishments include supporting an effective process to select a new external auditor, significantly improving the internal planning process, and improved the benchstrength of her team. Based on these accomplishments, Ms. Brlas received an above-target Personal Objectives bonus.

•

Elaine Dorward-King: Dr. Dorward-King has implemented a world-class program for Sustainability and External Relations (S&ER) policies and standards and has continued to advance Newmont’s S&ER strategy. Significant contributions in 2014 have also included establishing positive and influential relationships with key external stakeholders, strong safety leadership and development of her staff. These accomplishments have resulted in an above-target Personal Objectives Bonus.

•

Randy Engel: Mr. Engel significantly enhanced the quality of Newmont’s portfolio by successfully divesting non-core assets including Jundee, La Hurredura and Midas in 2014. In addition, Mr. Engel pursued investment opportunities including the evaluation of potential transformational merger opportunities. Finally, Mr. Engel has facilitated a successful strategy process with the Board of Directors. The positive outcomes achieved through divestiture and due diligence, along with his other accomplishments serve as the basis for Mr. Engel’s above-target Personal Objective bonus.

•

Stephen Gottesfeld: Mr. Gottesfeld played a critical role in 2014 on the legal matters associated with potential merger discussions. Additionally, Mr. Gottesfeld played a key role in achieving a successful outcome related to

48  •  Newmont Mining Corporation 2015 Proxy Statement

the export permit for Batu Hijau, including filing and ultimately withdrawing arbitration with the Indonesian government. Within his function, Mr. Gottesfeld continued to progress a highly effective Ethics and Compliance program and established a new program for Company policies and standards. Based on these accomplishments, Mr. Gottesfeld received an above-target Personal Objective bonus.

The Compensation Committee considered each Officer’s performance and key accomplishments listed above in determining his or her bonus amounts. The Compensation Committee considered Mr. Goldberg’s recommendations, each Officer’s performance and key accomplishments in determining each Officer’s Personal Bonus amounts. In alignment with Mr. Goldberg’s recommendations, the Committee adopted and approved the following amounts:

Name	2014 Eligible Earnings (A)	Target (%) (B)	Personal Objectives Performance (C)	Payout (A*B*C)
Gary Goldberg	$1,075,000	75.0%	125%	$1,007,812
Laurie Brlas	$700,000	50.0%	112%	$392,000
Elaine Dorward-King(1)	$468,297	42.5%	124%	$246,792
Randy Engel	$595,000	45.0%	157%	$420,368
Stephen Gottesfeld	$500,000	42.5%	119%	$252,875

(1)	Dr. Dorward-King received a salary increase during 2014 and therefore, eligible earnings differ from annual base salary.

For the year, combining the Corporate Performance Bonus and the Personal Bonus, each representing 50% of the target annual incentive program, the total annual bonus for the year as a percent of target is displayed in the table below:

Name	2014 Total Actual Bonus	2014 Total Target Bonus[1]	Total Bonus as a % of Target
Gary Goldberg	$2,297,006	$1,612,500	142%
Laurie Brlas	$951,650	$700,000	136%
Elaine Dorward-King(1)	$565,035	$398,052	142%
Randy Engel	$848,500	$535,500	158%
Stephen Gottesfeld	$592,663	$425,000	139%

(1)	Dr. Dorward-King received a salary increase during 2014 and therefore, eligible earnings differ from annual base salary.

Long-Term Equity Incentive Compensation.

Long-Term Equity Incentive Compensation Highlights:

•

100% performance-based — all grants are subject to financial operating targets or market-based performance metrics to align with stockholder interests and highly correlate with results-based pay-for-performance

•	Includes two performance-based programs:

•	Strategic Stock Units — performance against earnings targets (SSU EBITDA); and

•	Performance Leveraged Stock Units — stock price performance and company TSR performance relative to peers.

Overview of the Long-Term Equity Incentive Compensation Programs for 2014. The Compensation Committee reviews the executive compensation incentive structure annually for potential adjustments to ensure the programs are aligned with the current business environment and compensation principles. The LTI programs were reviewed again in 2013 for 2014 awards, and it was determined that the programs are operating as intended with pay appropriately correlated to financial and market performance. During 2014, the Compensation Committee evaluated the executive incentive programs, including LTI, for the 2015 plan. Based on this review, the Compensation Committee revised the short-term and long-term programs, a discussion of this can be found in the section “Looking Ahead to 2015”.

Newmont Mining Corporation 2015 Proxy Statement   •  49

The LTI programs for 2014 included:

•

Strategic Stock Unit (SSU) Awards. SSU awards represent one-third of the Officer’s target LTI value and are earned based on Newmont’s Earnings Before Interest, Tax, Depreciation and Amortization, (or EBITDA), subject to adjustments further described below under the heading “Strategic Stock Units”, a key financial earnings measure that reflects the Company’s annual earnings performance. This program requires threshold achievement for any funding for the program. The Company has selected EBITDA as it believes this is a key financial measure that aligns with operational components under management’s control. Additionally, it is deemed to support the Company’s long-term sustainability and growth by ultimately strengthening the balance sheet (cash position) to fund operations, projects and dividends, if declared, which aim to drive long-term stockholder returns.

•

Performance Leveraged Stock Unit (PSU) Awards. PSU awards represent two-thirds of the Officer’s target LTI value. This program is aligned with stockholder interests as the program is based on stock price improvement and relative Total Shareholder Return (TSR). There is no minimum award provision or retention floor.

Equity Award Target Values. The Compensation Committee designed target values of equity incentives for each Officer based upon competitive market data and the scope of the respective positions. These target values are expressed as a percentage of base salary as follows:

2014 TARGET LONG-TERM EQUITY INCENTIVES

Name	% of Base Salary[1]
Gary Goldberg	500%
Laurie Brlas	375%
Elaine Dorward-King	270%
Randy Engel	300%
Stephen Gottesfeld	270%

(1)	LTI target is based on the employee’s salary as of March 1, 2014.

Determination of Awards. The Compensation Committee grants equity awards to the Officers, and recommends equity awards for the CEO to the full Board to approve. In addition to the targets discussed above, the Compensation Committee is responsible for determining who should receive awards, when the awards should be made and the number of shares to be granted for each award (in accordance with “Newmont’s Policy with Respect to the Granting of Equity Compensation” as described below). The Compensation Committee considers grants of long-term incentive awards to the Officers each fiscal year. The awards are granted at fair market value (the average of the designated grant date high and low stock price for Newmont) shortly after the release of quarterly earnings, in which case, financial performance and potentially other material items have already been disclosed publicly, prior to the granting of any awards.

Criteria Considered in Determining the Amount of Equity-Based Compensation Awards. The Compensation Committee considers several factors when determining equity awards for our Officers, including performance, market practice, projected business needs, the projected impact on stockholder dilution, and the associated compensation expense that will be included in our financial statements. Based on these considerations, the Compensation Committee has managed stockholder dilution well within the norms of our peers and stated guidelines from proxy advisory services and institutional investors. For 2014, Newmont’s gross burn rate (annual use of shares as a percentage of shares outstanding) was approximately 0.46%, well below the median of our peer group. Because of the Company’s historical and current low burn rate, the Company has not recycled forfeited or terminated grants from a Company stock plan.

Equity Awards Granted in 2014. The Compensation Committee regularly reviews the Company’s executive pay positioning with the assistance of its independent consultant, Cook & Co., and management. Based on the review, long-term incentive targets were not adjusted for 2014. Awards granted in 2014 were determined in accordance with the terms of each long-term incentive plan as approved by the Compensation Committee.

Newmont’s Policy with Respect to the Granting of Equity Compensation. The Board has delegated to the Compensation Committee the authority to grant equity to employees below the CEO level; Board of Directors’ approval is required for CEO grants.

50  •  Newmont Mining Corporation 2015 Proxy Statement

Strategic Stock Units.

Strategic Stock Unit Highlights:

•	Performance-based program;

•	Performance is measured against the annual SSU EBITDA target set by the Committee with a performance plus vesting period of 3 years;

•	Program contains a minimum threshold for payout, below which no payment is awarded and contains a cap of 150% of target to ensure pay is appropriate and mitigates incenting excessive risk taking;

•	Pay is aligned with stockholders as SSUs are eventually settled in stock, so pay is “at-risk” to changes in share price over the performance and vesting period;

•	Represents one-third of an Officer’s target LTI program; and

•

SSU Adjusted EBITDA performance for 2014 was 95.8% of target, resulting in an SSU award of 91.5% of target; however, due to the change in stock price over the performance period, the average realizable award value as of December 31, 2014 was below target at an average of 73.1% of target.

Performance Structure of SSUs. Strategic Stock Units (SSUs) are a performance-based equity incentive designed to align Officer compensation with the financial performance of the Company by linking pay with performance against the Company’s SSU EBITDA target, which is measured on a one year basis largely due to the volatility in gold price which makes it difficult to predict long-term earnings without allowing for significant assumptions and adjustments in the incentive program. The one year SSU EBITDA performance period is also used to ensure a higher level of “line of sight” and accountability for senior management. To further ensure results are aligned with long-term performance, share targets are set at the beginning of the performance period and are also subject to share price performance over the three year prorata vesting period.

Determining SSU Awards. The calculation of the SSU awards is determined by the Target Strategic Stock Unit Award and the Performance Multiplier based on SSU EBITDA performance.

SSU Award = Target Strategic Stock Unit Award x SSU EBITDA performance multiplier

•

Target Stock Award. The target strategic stock unit award for each Officer is calculated by multiplying the Officer’s base salary by their target SSU award percentage. This value is then divided by the average of the high and low share price on the date of award to determine the target number of shares or units for each Officer. The target grant is set in number of shares, versus dollars, so that the actual payout/grant is “at-risk” to changes in share price over the performance period.

•

Performance Multiplier. The payment for SSUs can range from 0% to a cap of 150% of target based on the performance against the SSU EBITDA plan target. Performance below threshold results in no award of SSUs. From threshold to target performance, each percentage increase in performance corresponds to a two percent increase in the SSU award. To reward exceptional performance, for SSU Adj. EBITDA performance above target up to the performance award cap, for each percentage increase in SSU Adj. EBITDA performance, the SSU award is increased by four percent. Officers can earn up to 150% of target for exceptional performance. This range of payment is believed to strike an appropriate balance between retention, incentive and mitigation of excessive risk. The performance range is displayed in the graph below:

Newmont Mining Corporation 2015 Proxy Statement   •  51

PERFORMANCE METRIC DEFINITION

For the purposes of the SSU program, SSU EBITDA(1) is defined as:

SSU EBITDA METRIC
Revenue
Costs Applicable to Sales
Depreciation and Amortization
Reclamation And Accretion
Gross Margin
Advanced Projects, R&D, Exploration
General and Administrative
Other Expenses	Add-Back:
Writedowns	Non-Cash Depreciation and Amortization
Operating Income (Loss)	Non-Cash Reclamation and Accretion
Other Income - Third Party	Non-Cash Writedowns
Foreign Currency Gain/Loss	Non-Cash Gains/Losses on Asset Sales
Interest Expense	Non-Cash FX Gains/Losses
Other Intercompany Income (Expense)	Interest Expense
Pre-Tax Income	=SSU EBITDA (As adusted for non-cash items)

(1)

Under the program, SSU EBITDA may be adjusted for one-time accounting items such as asset sales and impairments. SSU Adjusted EBITDA differs from what is reported under accounting principles generally accepted in the U.S. (“GAAP”). See Annex A for a reconciliation of this non-GAAP metric to our results as reported under GAAP.

Determining SSU EBITDA Target. The target for the award is derived from the Company’s financial plan as approved by the Board of Directors prior to the beginning of the performance year. To understand the difficulty of achieving target performance, the Compensation Committee has reviewed a historical analysis against Company targets which indicated performance results of approximately ninety to ninety-nine percent achievement for the period analyzed. The actual results for SSU performance in 2013 and 2012 were 98.5% and 101.5%, respectively. Based on this collective information, the Compensation Committee and management deem the target setting approach to be valid and sufficiently challenging. The performance range for 2014 was set as shown in the chart above to require a minimum acceptable level of performance prior to the funding of the program and capped at an achievable level, with an intent to avoid excessive risk taking.

SSU results for 2014. The Company experienced solid earnings performance in 2014. The SSU Adjusted EBITDA performance was 95.8% of target resulting in a 91.5 % SSU award. The chart below shows the results for the SSU award for 2014.

2014 SSU EBITDA Plan Target[1] (A)	2014 SSU Adj.EBITDA Performance[1] (B)	Percent of Target Achievement (C) = (B/A)	Percent Above (Below) Target (D) = (C)—100%	SSU Performance Multiplier[2] (E)	SSU Payout Percentage (F) = 100%+(D*E)
$2,242	$2,147	95.8%	-4.2%	2	91.5%

Percentages are rounded to the nearest one-tenth of a percent.

(1)	In millions; adjusted for various factors including gold and copper prices.

(2)	For performance from threshold up to and including target, the multiplier is 2. For performance from target to the cap, the multiplier is 4.

52  •  Newmont Mining Corporation 2015 Proxy Statement

2014 STRATEGIC STOCK UNIT AWARDS

The Company granted Strategic Stock Unit Awards for 2014 performance, in February 2015, in the following amounts:

Name	2014 Base Salary (A)	Target % (B)	Target Award Amount (C = AxB)	Award Date FMV of NEM stock (D)	Target Shares Award (E = C/D)	2014 EBITDA Performance Modifier (F)	Payout – # of Shares* (G = ExF)	Value as percent of target as of 12/31/14(1)
Gary Goldberg	$1,075,000	166.7%	$1,792,025	$23.655	75,756	91.5%	69,317	73.1%
Laurie Brlas	$700,000	125%	$875,000	$23.655	36,990	91.5%	33,846	73.1%
Elaine Dorward-King	$472,500	90%	$425,250	$23.655	17,977	91.5%	16,449	73.1%
Randy Engel	$595,000	100%	$595,000	$23.655	25,153	91.5%	23,015	73.1%
Stephen Gottesfeld	$500,000	90%	$450,000	$23.655	19,023	91.5%	17,406	73.1%
(1)	Based on Newmont’s closing price on December 31, 2014 of $18.90.

One third of the Strategic Stock Unit award was paid after the performance period in common shares on the date of grant (February 24, 2015) and two-thirds of the Strategic Stock Unit award will be paid in restricted stock units that vest in equal annual increments on the second and third anniversaries from the date of grant (February 24, 2016, and 2017).

The Company accrues cash dividend equivalents on restricted stock units and pays them after vesting when common stock is issued.

2012-2014 Performance Leveraged Stock Units (PSUs).

PSU Compensation Highlights:

•	Long-term pay-for-performance vehicle based on:

•	Newmont’s share price performance versus peers;

•	Absolute share price growth over the performance period; and

•	Performance Period is three years.

•	2012-2014 PSU Performance:

•	TSR performance was at the 64th percentile of the gold peer group;

•	However, correlated with the drop in gold price and industry market cap decline, Newmont’s stock price declined 69% over the same period;

•	Resulting in a PSU performance of 58.1% of target; with the change in stock price over the performance period, the average award value was significantly below target at 16.8% of target value.

•	PSUs represent the single largest component of the Officer compensation program and is aligned with stockholders’ experience.

The Performance Leveraged Stock Units (“PSUs”) align Officer compensation with long-term Company and stock price performance. The number of PSUs earned is determined at the end of a three-year performance period based upon the change in Newmont’s stock price (the “Market Payout Factor”) and the relative performance of Newmont’s stock price versus an industry peer group (the “TSR Payout Factor”). Payment for the PSU program can range from 0% to 200% in total, as detailed below.

Determining PSU Awards. The calculation of the PSU awards is based on the Target Performance Leveraged Stock Unit Award, Market Payout Factor and the TSR Payout Factor:

PSU Award = Target Performance Leveraged Stock Unit Award x (Market Payout Factor + TSR Payout Factor)

Target Performance Leveraged Stock Unit Award. The target stock award for each Officer is calculated by multiplying the Officer’s base salary by their target PSU award percentage. This value is then divided by the average daily closing price for the fourth quarter prior to the performance period (the “baseline”).

Newmont Mining Corporation 2015 Proxy Statement   •  53

Target Performance Leveraged Stock Unit Bonus = (base salary x target %) / baseline

Market Payout Factor (“MPF”). The MPF is based on the absolute stock price change versus the baseline over the three year performance period. The baseline is compared to the average daily closing price of the last quarter of the performance period to determine the overall stock price change. The ratio of the two determines the MPF.

The payment for the MPF can range from a minimum of 0% to a cap of 150% of target based on the absolute stock price performance during the performance period. Officers can earn up to 150% of target to incent performance; the award is capped at 150% in recognition that significant stock price appreciation may be related to changes in commodities prices. This range of payment is believed to strike an appropriate balance between retention, incentive and mitigation of excessive risk. The performance range is displayed in the graph below.

TSR Payout Factor (“TPF”). The TPF is based on the relative Total Shareholder Return (“TSR”) of Newmont over the three-year performance period versus the TSR of an index of gold mining peer companies. The stock prices used in the TPF calculation are based on the same approach as noted for the MPF; however the calculation also adjusts for dividends paid during the period.

The payment for the TPF can range from 0 to 50% of target based on Newmont’s relative share price performance. Newmont’s stock price must reach at least threshold performance for Officers to receive any level of payment. Threshold performance under the TPF is defined as the median (50th percentile) TSR of the peer group index. Upon exceeding the peer group median TSR, each percent increase above the median TSR corresponds to a payment equal to 2% of target, up to a maximum of 50%. This 2% multiplier is used to incent over-achievement yet make the maximum award realizable without incenting excessive risk taking. For example, if Newmont’s TSR percentile ranking reaches the 60th percentile (10% above the median), the resulting payment would be 20% of target (10% above the median X 2% multiplier).

In sum, the maximum PSU payout of 200% of the target PSUs would be awarded if the Company’s stock price at the end of the performance period equals 150% of the baseline and if the Company’s TSR reaches the 75th percentile of the peer group. If the Company’s TSR is at or below the median of the peer group, there will be no PSUs earned for the TPF (TSR) metric.

54  •  Newmont Mining Corporation 2015 Proxy Statement

PSU Peer Group. The companies in the TSR peer group are listed below, and may be altered prospectively from time to time due to mergers, acquisitions or at the discretion of the Compensation Committee:

Agnico Eagle Mines Limited	Gold Fields Limited
Anglogold Ashanti Limited	Harmony Gold Mining Company Limited
Barrick Gold Corporation	Kinross Gold Corporation
Compañía de Minas Buenaventura S.A.A.	Newcrest Mining Limited
Freeport-McMoran Copper & Gold Inc.	Yamana Gold Inc.
Goldcorp Inc.

The TSR peer group varies from the total compensation peer group because the TSR peer group is comprised of only companies with large gold mining operations, irrespective of comparable company size. The Compensation Committee determined that a relative TSR peer group should focus on companies with gold operations, as those are the Company’s direct competitors for investors and are subject to similar market forces related to gold price changes. The total compensation peer group includes companies without gold operations, but those entities are more similar in revenue, net income, total assets, market capitalization and number of employees. The Compensation Committee determined that the total compensation peer group is superior to the TSR peer group for evaluating total compensation, because the companies in the total compensation peer group are the Company’s competitors for talent and their business operations are of a relatively comparable size to Newmont.

PSU results for 2012-2014. 2014 continued to be a challenging period for natural resource and mining companies as discussed in the executive summary. Newmont was not immune to the pressure in the industry. However, Newmont’s stock price sustained the period more favorably than many of its peers. Newmont’s relative TSR versus peers (“TPF”) ended the period above the median of the PSU peer group at the 64th percentile resulting in a TSR payout factor of 27.2%. Stock price decline over the performance period was 69% (“MPF”), resulting in an overall PSU performance for 2014 of 58.1% (except for Mr. Gottesfeld’s 2013 PSU award which is based on a separate schedule as noted below due to the timing of his promotion). Adjusting for the stock price decline over the period, the award value as of December 31, 2014 as a percent of target was 16.8%, for Mr. Goldberg and Mr. Engel, and 26.2% for Mr. Gottesfeld’s 2013 PSU award. The chart below shows the payments for each Officer, based on the results of the PSU award for 2014.

Name[1]	PSU Base Salary (A)	Target % (B)	Award Amount (C)=(AxB)	Average Q4 2011 Closing Price (D)	Target Shares Award (E=C/D)	MPF Price Appreciation (F)	TPF Relative TSR Ranking (G)	PSU Result (H=F+((G- 50%)x2))	PSU Award (Rounded Down) ExH	Value as percent of target as of 12/31/14[2]
Gary Goldberg	$775,000	250%	$1,937,500	$65.21	29,711	30.9%	63.6%	58.1%	17,262	16.8%
Randy Engel	$575,000	200%	$1,150,000	$65.21	17,635	30.9%	63.6%	58.1%	10,245	16.8%
Stephen Gottesfeld[3]	$500,000	60%	$300,000	$49.20	6,097	40.9%	63.6%	68.1%	4,152	26.2%
Stephen Gottesfeld[4]	$425,000	110%	$467,500	$65.21	7,169	30.9%	63.6%	58.1%	4,165	16.8%

(1)	Ms. Brlas and Dr. Dorward-King were not employed with Newmont on the date of the PSU awards in 2012, and therefore, did not receive a grant for this performance period.

(2)	The closing price of the Company’s stock on 12/31/14 was $18.90.

(3)

On February 19, 2013, Mr. Gottesfeld was promoted to the position of Executive Vice President, General Counsel and Corporate Secretary. His initial PSU award upon promotion to this level was provided on a prorata basis such that it vests one-third per year based on the metrics as described above for the PSU program. This amount represents one-third of his 2013 PSU award and covers the performance period of 2013-2014 for the MPF and TPF. The “Average Q4 Closing Price” was based on the average Q4 2012 closing price for this award.

(4)	Represents Mr. Gottesfeld’s award as Senior Vice President in 2012.

“Realizable” Compensation for 2014.

To assist stockholders with understanding regular compensation (salary, short-term incentives and long-term incentives) for Newmont’s Officers as of December 31, 2014, the following table summarizes actual salary paid, actual short-term incentives (Corporate Performance Bonus and Personal Bonus) paid for 2014 performance, and long-term incentives (SSUs and PSUs) awarded (targets set) in 2014 with the value based on Newmont’s closing

Newmont Mining Corporation 2015 Proxy Statement   •  55

stock price on December 31, 2014. The following table is not intended as a substitute for the Summary Compensation Table required by the Securities and Exchange Commission, which appears at page 62.

		Short-Term Incentives[2]		Long-Term Incentives[3]	2014 “Realizable” Compensation	Incentive- based Comp as a % of Target
Name	Actual Salary Paid[1]	Total Actual Bonus $	Total Actual Cash $	Value of LTI
Gary Goldberg	$1,075,000	$2,297,006	$3,372,006	$3,377,380	$6,749,386	83.7%
Laurie Brlas	$700,000	$951,650	$1,651,650	$1,649,391	$3,301,041	82.0%
Elaine Dorward-King	$468,297	$565,035	$1,033,332	$801,604	$1,834,936	86.1%
Randy Engel	$595,000	$848,500	$1,443,500	$1,149,051	$2,592,552	88.9%
Stephen Gottesfeld	$500,000	$592,663	$1,092,663	$869,030	$1,961,694	86.2%

(1)	Salary paid in 2014.

(2)

Short-term incentive columns reflect the amounts paid in 2015 for 2014 performance under the Corporate Performance Bonus and the Personal Bonus as stated in the section “Short-Term Incentives” earlier in this CD&A.

(3)	Long-term incentives reflect:

•

PSU awards made in 2014 for the performance period 2014-2016, payable in 2017. The value reflects target shares times Newmont’s stock price on 12/31/14 of $18.90 resulting in a current award value of approximately 74% of target (stock price basis for determining the 2014 award was $25.68). Actual number of shares granted will not be known until after the completion of the 2014-2016 performance period.

•

SSU awards made in 2014 under the Strategic Stock Unit program as stated in the section “Long-term Incentives” earlier in this CD&A. The value reflects actual share grants based on the SSU award under the program of 91.5% times Newmont’s stock price on 12/31/14 of $18.90 resulting in a current average award value of approximately 73.1% of target.

Looking Ahead to 2015

Each year the Compensation Committee holds a planning meeting outside of the regular Board of Directors meeting schedule to reflect on incentive plan performance and any feedback received regarding these plans (including input from shareholders and proxy advisory services, as well as considering the results of the Company’s annual “Say on Pay” vote), and discusses current and future business objectives to determine whether adjustments should be considered to improve the alignment of pay and performance. Based on this review in 2014 and subsequent discussions on proposed plan design revisions, the following plan structure changes are approved for 2015. While incentive plan structures have been approved, final approval of certain plan performance targets were pending at the time of the filing of this CD&A, and therefore will be disclosed in the Company’s 2016 annual proxy statement.

Corporate Performance Bonus Metrics. For 2015, the Corporate Performance Bonus will be revised to include an earnings metric to reinforce a focus on delivering value, particularly during a challenging gold price environment. A revised form of EBITDA will replace the current Production metric within the bonus plan. The Compensation Committee believes this change improves the alignment of pay for performance as a broader measure of earnings is ultimately better aligned with stock price performance and the stockholder experience.

Corporate Performance Bonus Weighting. The percentage weighting for the Corporate Performance Bonus will increase for the executive leadership team in 2015, with a corresponding decrease in the weighting of the Personal Bonus. The Compensation Committee believes that senior level employees have greater influence and accountability for overall company results, and while personal objectives are an important element of the annual program, a greater percentage of annual results should be based on company performance. With this, the Corporate Performance Bonus weighting as a percentage of total annual bonus weighting is planned to increase to 60% from 50%, and the Personal Bonus weighting is planned to decrease to 40% from 50%.

Changes to the Long-term Incentive Structure. In alignment with the addition of a form of EBITDA to the Corporate Performance Bonus, the Strategic Stock Unit (“SSU”) program (an EBITDA-based incentive program) will be discontinued for 2015. The Compensation Committee believes an EBITDA-based metric is better aligned with the annual incentive program, and to avoid duplicate measures in the incentive structure, the SSU program will not be provided for 2015. In lieu of the SSU awards, a Restricted Stock Unit (“RSU”) grant will be provided and will comprise one-third of the total long-term incentive (“LTI”) structure with the Performance-leveraged Stock Unit program representing two-thirds of the LTI program. The RSUs will vest one-third per year over three years

56  •  Newmont Mining Corporation 2015 Proxy Statement

and ultimate value will depend on Newmont’s stock price performance. During 2015, the Compensation Committee will review other alternatives to the RSU award for potential inclusion in the 2016 LTI program.

Full details of these program changes will be provided in the 2016 CD&A.

Post-Employment Compensation

In order to alleviate concerns that may arise in the event of an employee’s separation from service with the Company and enable employees to focus on Company duties, the Company has post-employment compensation plans and policies in place that include Company funded benefits as well as employee contribution-based benefits. Post-employment compensation plans and policies provide for a broad range of post-employment benefits to employees, including Officers, and create strong incentives for employees to remain with the Company. The Company’s decisions regarding post-employment compensation take into account the industry sector and general business comparisons to ensure post-employment compensation is aligned with the broader market.

Retirement. The Company offers two tax-qualified retirement plans, the Pension Plan, which is a defined benefit plan and the Savings Plan, which is a defined contribution plan (401(k)). Both of these plans are available to a broad range of Company employees, generally including all U.S. domestic salaried employees. Because of the qualified status of the Pension Plan and Savings Plan, the Internal Revenue Code limits the benefits available to highly-compensated employees. As a result, the Company provides a non-qualified defined benefit plan (Pension Equalization Plan) and a non-qualified savings plan (Savings Equalization Plan) for highly-compensated employees who are subject to the Internal Revenue Code limitations in the qualified plans. The two equalization plans are in place to give highly-compensated employees the full benefit intended under the qualified plans by making them whole for benefits otherwise lost as a result of Internal Revenue Code annual compensation limits.

On a regular basis, the Company reviews its retirement benefits. The purpose of the review is to assess the level of replacement income that the Company’s retirement plans provide for a full career Newmont employee. The Company attempts to maintain a competitive suite of retirement benefits that accomplishes income replacement post retirement. The level of income replacement varies depending on the income level of the employee. The benefits included in the analysis are the pension plan, pension equalization plan, 401(k) matching contribution and social security benefits. The Company retirement benefits are important hiring and retention tools for all levels of employees within the Company.

During 2014, the Company amended one of the pension programs, the Final Average Pay plan (the “FAP”) which was available to eligible employees hired prior to 2007. The FAP plan will no longer continue to accrue additional benefits as of July 1, 2014, other than service credits that apply to rights and features of the plan. Future pension benefits for those eligible under the FAP plan will accrue under the Company’s Stable Value plan beginning July 1, 2014. This change applies to Messrs. Engel and Mr. Gottesfeld (as the other Named Executive Officers were hired after 2007 and were not eligible for the FAP plan); the change does not affect benefits accrued under the FAP plan through July 1, 2014. The projected future pension benefit under the Stable Value plan is expected accrue at a lesser rate than the FAP plan had the FAP remained active.

See the 2014 Pension Benefits Table and 2014 Non-Qualified Deferred Compensation Table for a description of benefits payable to the Officers under the Pension Plan, Pension Equalization Plan and the Savings Equalization Plan.

Change of Control. The Company recognizes that the potential for a change of control can create uncertainty for its employees that may interfere with an executive’s ability to efficiently perform his or her duties or may result in a voluntary termination of an executive’s employment with the Company during a critical period. As a result, the Company originally adopted the Executive Change of Control Plan of Newmont in 1998, which was subsequently revised in 2008, to retain executives and their critical capabilities to enhance and protect the best interests of the Company and its stockholders during an actual or threatened change of control. As of January 1, 2012, the Company adopted a new Executive Change of Control Plan that removed the excise tax gross up, reduced the formula for severance, removed retirement plan contributions and reduced the time period for continuation of health benefits. The 2012 Executive Change of Control Plan applies to employees hired into, or current employees promoted into, eligible positions. The prior plan remains in place for employees who were eligible on, or prior to, December 31, 2011, because the terms of the prior plan prohibit any reduction in benefits to plan

Newmont Mining Corporation 2015 Proxy Statement   •  57

participants. The levels of benefits provided in the 2008 and 2012 Executive Change of Control Plans are intended to motivate and retain key executives during an actual or threatened change of control. Of the Named Executive Officers, based on their dates of hire, Messrs. Goldberg, Engel and Gottesfeld are eligible for benefits under the 2008 Executive Change of Control Plan; Ms. Brlas and Dr. Dorward-King are eligible for benefits under the 2012 Executive Change of Control Plan.

In the event of a Change of Control, as defined in both the 2008 and 2012 Plans, and a qualifying termination of employment, certain designated Officers receive three times annual pay and other benefits. See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the applicable Change of Control Plan. These benefits, paid upon termination of employment following a change of control on what is sometimes referred to as a “double-trigger” basis, provide incentive for executives to remain employed to complete the transaction and provide compensation for any loss of employment thereafter.

The 2013 Stock Incentive Plan approved by stockholders in 2013 incorporates a double-trigger upon change of control for any equity vesting and all equity outstanding only vests upon a double trigger of change of control and termination of employment.

Severance. On October 26, 2011, the Company adopted the Executive Severance Plan of Newmont (the “ESP”) which replaced the Severance Plan of Newmont for employees in executive levels. The ESP provides severance benefits following involuntary termination without cause. The ESP was adopted to mitigate negotiation of benefits upon termination, provide additional protection to the Company and define and cap severance costs. Maximum benefits under the ESP are reduced from the prior severance plan of Newmont. Equity will vest pro-rata. The pro-rata portion represents the amount deemed to be earned. The purpose of the ESP is to provide income and benefit replacement for a period following employment termination, where termination is not for cause. The ESP allows the terminated employee time and resources to seek future employment.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers.

Officer’s Death Benefit. The Company maintains group life insurance for the benefit of all salaried employees of the Company. In addition, for highly-compensated executives, including the Officers, the Company provides a supplemental Officer Death Benefit Plan. The purpose of the Officer Death Benefit Plan is to provide benefits to Officers of the Company beyond the maximum established in the Company’s group life insurance, as appropriate to their higher income levels.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the Officer Death Benefit Plan.

Executive Agreements. All of the Officers are at-will employees of the Company, without employment agreements. However, the Company has agreed to provide Mr. Goldberg with benefits under the Executive Severance Plan of Newmont, pursuant to the terms of such plan, even if the Company alters the terms of such plan.

Other Policies and Considerations

Results of the 2014 Advisory Vote on Executive Compensation (“Say on Pay”)

In 2014, Newmont conducted an advisory vote on the compensation of the Officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, commonly known as “Say on Pay.” As Newmont regularly engages stockholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback, the Say on Pay vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of the Company’s executive compensation programs with stockholder interests.

The result of our 2014 Say on Pay vote indicates substantial support for the executive compensation of our Officers with 93% (excluding abstentions) of the votes cast “For” the advisory vote on executive compensation. The Compensation Committee reviewed this result, and concluded that this result affirms our stockholders’ support of the Company’s approach to executive compensation. However, consistent with the Company’s

58  •  Newmont Mining Corporation 2015 Proxy Statement

ongoing commitment to best practices in compensation governance and strong emphasis on pay for performance, the Compensation Committee continues to review compensation programs to further align executive pay with stockholder interests, as described in this CD&A. Although the Compensation Committee did not make any changes to our 2014 executive compensation program and policies specifically as a result of the 2014 Say on Pay advisory vote, the Compensation Committee’s did consider the vote in making decisions for the 2015 incentive structure. The Compensation Committee will continue working to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay-for-performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee will continue to use the Say on Pay vote as a guidepost for stockholder sentiment and continue to respond to stockholder feedback.

Executive Compensation Risk Assessment

We believe that Newmont’s compensation program for the Chief Executive Officer and Officers is structured in a way that balances risk and reward, yet mitigates the incentive for excessive risk taking. Beyond prudent plan design and compensation policies, in January 2014, the Company’s Enterprise Risk Management (“ERM”) team conducted a risk assessment of the executive compensation program. The ERM team reviewed the executive compensation program changes since the last comprehensive assessment and did not uncover risk factors that are reasonably likely to have a material adverse effect on the Company. Based on changes to the executive compensation programs from 2010 through 2013, it was determined that these changes further reduced incentive for excessive risk taking. The changes include the discontinued use of stock options, discontinued use of Financial Performance Shares (which was deemed duplicative to the Corporate Performance Bonus), addition of the SSU program and revisions to the Corporate Performance Bonus which result in a more objective metric structure for the Project Execution component. However, one change, the removal of the guaranteed floor for payout for the PSU program (originally 50%), was deemed to minimally increase the incentive for risk taking, but we believe this risk to be rare and this design ultimately provides improved pay-for-performance alignment for our compensation program.

In addition to the Company’s risk assessment process, the incentive program results are reviewed by the Company’s Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) to further ensure program process and calculations are accurate and conform to the rules contained within each respective program. Finally, the 2013 Stock Plan approved by the stockholders of the Company, provides for a limit of 1 million shares of restricted stock or restricted stock units, as defined in the 2013 Stock Plan, that may be granted with less than a 3 year vesting period.

Accelerated Grant and Vesting of Stock Awards

Change of Control. Immediately prior to a change of control, the following occurs:

•

PSUs: PSU performance will be measured using the change of control price of the Company stock. The pro-rata percentage of the actual payout of PSUs correlating to the period of time that elapsed prior to the change of control shall be granted in common stock. For the remainder of the actual PSUs correlating to the performance period that did not elapse prior to the change of control, the Company will issue restricted stock units that will vest at the end of the performance period. In the event that the acquiring company will not issue equity, the acquiring company may issue cash equivalent awards; and

•

SSUs: For the year of the change of control, a target SSU will be granted in the form of restricted stock units with one-third of the grant vesting the following January 1 and the next two-thirds of the grant vesting on the following two anniversaries of the initial vest.

Termination of Employment following Change of Control. All PSUs and SSUs converted to restricted stock units vest upon termination of employment.

Death/Long-Term Disability/Retirement/Severance

•

PSUs: In the event of death or disability during the performance period, payout is pro-rated at target and common stock is issued as soon as practicable. In the event of severance during the first year of the

Newmont Mining Corporation 2015 Proxy Statement   •  59

performance period, all PSUs are forfeited. In the event of severance after the first year of the performance period, payout is pro-rated at the lesser of target or actual performance and paid at the end of the performance period. In the event of retirement under the Pension Plan (entitling the executive to immediate pension benefits under the final average pay plan, or age 65 under the stable value plan), the Company will issue a pro-rata award at the end of the performance period based upon actual performance.

•

SSUs: In the event of severance, retirement, death or disability, all SSUs are forfeited for the performance period at the time of separation. For SSUs that have been earned but are not yet vested at the time of separation such SSU grants shall vest in a pro-rata amount based upon the period elapsed in the vesting period, in the event of severance or retirement and full vesting in the event of separation as a result of death or disability.

Stock Ownership Guidelines. The Company’s stock ownership guidelines require that all Officers own shares of the Company’s stock, the value of which is a multiple of base salary. For the Officers, the stock ownership guidelines are as follows:

STOCK OWNERSHIP GUIDELINES

Name	Multiple of Base Salary
Gary Goldberg	5
Laurie Brlas	3
Elaine Dorward-King	3
Randy Engel	3
Stephen Gottesfeld	3

Stock ownership guidelines were put in place to increase the alignment of interests between executives and stockholders by encouraging executives to act as equity owners of the Company. The Compensation Committee sets the ownership guidelines by considering the size of stock awards. Unvested shares of restricted stock units and shares held in retirement accounts and target performance stock leveraged units within the three year performance period are considered owned for purposes of the guidelines. The Compensation Committee reviews compliance with the guidelines annually. Executives who are new to their positions have five years to comply with the guidelines. All of the executives identified above are in compliance with the stock ownership guidelines or fall within the exception period.

Restrictions on Trading Stock. The Company has adopted a stock trading standard for its employees, including the Officers. The standard prohibits certain employees from trading during specific periods at the end of each quarter until after the Company’s public disclosure of financial and operating results for that quarter, unless they have received the approval of the Company’s General Counsel. The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires pre-clearance of trades in Company securities for its Officers, and prohibits buying shares on margin or using shares as collateral for loans. Other than as stated in this paragraph and the stock ownership requirements stated above, the Company does not have a holding period on common stock delivered following the expiration of a restricted stock unit vesting period, or common stock delivered following the exercise of a stock option.

Perquisites. The Company’s philosophy is to provide minimal perquisites to its executives. In 2013, the Compensation Committee approved financial advisory services for the executives beginning in 2014. The benefit was approved on the basis that it assists with managing personal complexity with financial planning at this level and supports greater focus on Company business. For 2014, the benefit value ranges from $9,000 to $12,000 depending on employee level, and the executive may decide whether or not to receive the financial advisory services. If the executive elects to receive the financial advisory services, the amount of such services will be paid by the Company but will not be grossed up; employees will have the responsibility of paying the tax liability associated with the imputed income for the benefit. Separately, as the Company believes in promoting financial wellness for all employees, the Company also provides access to individual financial planning services for all employees under the terms of the agreement with the Company’s 401(k) administrator.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with

60  •  Newmont Mining Corporation 2015 Proxy Statement

respect to its chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer) whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. There are exceptions to the $1,000,000 limitation for performance-based compensation meeting certain requirements. For 2014, Corporate Performance Bonuses, Personal Bonuses, Performance Leveraged Stock Units and Strategic Stock Units do not meet the performance-based exception under Section 162(m) and are therefore subject to the $1,000,000 deduction limit. Thus, in 2014, Officer compensation amounts are greater than $1,000,000 and a portion of their salaries, bonuses, stock awards and other compensation items are not deductible by the Company. In 2014, Messrs. Goldberg, Engel, Gottesfeld, and Dr. Dorward-King compensation amounts are greater than $1,000,000 and a portion of their salaries, bonuses, stock awards, and other compensation items are not deductible by the Company.

The Company is primarily focused on designing compensation programs that are intended to incentivize executive performance that will lead to long-term value creation for our stockholders. Nonetheless, the Company did include certain plans in the 2013 proxy statement that would allow the Company the ability to utilize the 162(m) performance-based exemption in 2014 and beyond, which is subject to ongoing analysis by the tax function of the Company. Based upon this ongoing analysis, we may designate programs to be subject to the performance-based exception requirements under Section 162(m) in the future.

Newmont Mining Corporation 2015 Proxy Statement   •  61

Executive Compensation Tables

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Gary Goldberg	2014	$1,075,000	$0	$5,587,034	$0	$2,297,006	$523,724	$64,640	$9,547,404
President and Chief Executive Officer	2013 2012	$1,055,151 $789,041	$0 $640,261	$5,283,906 $3,270,461	$0 $0	$2,066,796 $306,898	$310,202 $223,590	$47,167 $46,120	$8,763,222 $5,276,371
Laurie Brlas Executive Vice President and Chief Financial Officer	2014 2013	$700,000 $201,923	$0 $1,168,419	$2,728,570 $3,145,806	$0 $0	$951,650 $270,982	$323,095 $48,380	$653,734 $32,493	$5,357,049 $4,868,003
Elaine Dorward-King	2014	$468,297	$0	$1,326,083	$0	$565,035	$166,130	$27,196	$2,552,741
Executive Vice President, Sustainability and External Relations	2013	$346,154	$492,826	$1,469,369	$0	$394,857	$79,118	$42,709	$2,825,033
Randy Engel	2014	$595,000	$0	$1,855,415	$0	$848,500	$1,963,741	$102,691	$5,365,347
Executive Vice President, Strategic Development	2013 2012	$613,434 $575,000	$0 $317,218	$1,754,705 $1,941,183	$0 $0	$782,313 $182,464	$0(7) $1,834,076	$12,000 $97,612	$3,162,452 $4,947,553
Stephen Gottesfeld	2014	$500,000	$0	$1,403,240	$0	$592,663	$890,479	$95,089	$3,481,471
Executive Vice President, General Counsel and Corporate Secretary
(1)	For 2013, salary disclosed is salary paid, which is slightly greater than salary earned in 2013, based on payroll periods, as 2013 included payout of one payroll cycle from 2012.

(2)

For 2013, amounts shown for Ms. Brlas and Dr. Dorward-King represent sign-on bonuses paid in 2013 and differentiation from the Annual Incentive Compensation Program payments. The differentiation from the Annual Incentive Compensation Program in 2013 for Ms. Brlas and Dr. Dorward-King is a calculation of such payout based on annualized salary rate rather than salary paid in the year. Ms. Brlas received a sign on bonus of $500,000, and a differentiation from the Annual Incentive Compensation Program of $668,419. Dr. Dorward-King received sign on bonus in the amount of $325,000, $49,368 as bonus compensation she would have otherwise received in 2013 from her former employer, and a differentiation from the Annual Incentive Compensation Program of $118,458. In 2012, the Personal Objectives Bonus was reflected in this column. Based upon more concrete metrics and plan provisions, the Personal Objectives Bonus is now reflected in the non-equity incentive plan compensation column.

(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the Strategic Stock Units, the grant date fair value is the target number of shares granted, multiplied by the fair market value on the date of grant, and the maximum value is 150% of the target. The Company’s 2005 and 2013 Stock Incentive Plans define fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the Strategic Stock Units (“SSU”). For the 2014 SSU grants, the fair market value on the date of grant, February 26, 2014, was $23.655, and the grant values are shown in the Grants of Plan Based Awards Table. For the 2013 SSU grants, the fair market value on the date of grant, February 27, 2013, was $40.915. Ms. Brlas’ 2013 SSU award on September 9, 2013, has a different grant date than the other participants and thus a fair market value of $30.41 per share, the average of the high and low sales price on September 9, 2013, the date of grant. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model, which determined a grant date fair value of the 2014-2016 (payout 2017) Performance Leveraged Stock Units of $27.20 per share for each participating Named Executive Officer. For 2013-2015 Performance Leveraged Stock Units (payout 2016), the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo calculation model value of $47.95 per share for each participating Named Executive Officer with the exception of Ms. Brlas. Because Ms. Brlas’ 2013-2015 PSU award is based upon the average closing stock price for the three months prior to her hire date of September 9, 2013, rather than the average closing stock price of the fourth quarter of 2012, and the three year performance period is September 9, 2013 to September 9, 2016, rather than January 1, 2013 to December 31, 2015, the Monte Carlo grant date fair value on her 2013-2015 (payout 2016) PSU award is $39.24 per share. The maximum value of the Performance Leveraged Stock Units is 200% of target. Amounts shown for Dr. Dorward-King in 2013 include a sign on restricted stock unit award of 6,816 restricted stock units with a fair market value (average of the high and low on the date of grant, March 18, 2013) of $40.345. The restricted stock unit award has a three year ratable vesting period.

(4)

Amounts shown represent Corporate Performance Bonuses and the Personal Objectives Bonuses paid in cash. The executives received bonuses as follows: Mr. Goldberg corporate $1,289,194 and personal $1,007,812; Ms. Brlas corporate

62  •  Newmont Mining Corporation 2015 Proxy Statement

$559,650 and personal $392,000; Dr. Dorward-King corporate $318,243 and personal $246,792; Mr. Engel corporate $428,132 and personal $420,368, and; Mr. Gottesfeld corporate $339,788 and personal $252,875.

(5)

Amounts shown represent the increase in the actuarial present value under the Company’s qualified and non-qualified defined benefit pension plans. In 2014, change in pension value increases escalated based upon the decrease in the PBGC lump sum interest rate, decrease in the FASB rate and the new mortality tables reflecting longer life expectancies. The mortality table changes increased the pension benefits of those participants with benefits in the legacy final average pay pension, Messrs. Engel and Gottesfeld. The PEP interest rate is based upon the PBGC interest rate. At December 31, 2014, the PBGC lump sum interest rate was 1.00%, at December 31, 2013, the PBGC lump sum interest rate was 1.75%, and at December 31, 2012, the PBGC lump sum interest rate was .75%. At December 31, 2014, the FASB rate was 4.32%, at December 31, 2013, the FASB rate was 5.25% and at December 31, 2012, the FASB rate was 4.30%.

(6) Amounts shown are described in the All Other Compensation Table below.

(7)

Based on the increase in the PBGC lump sum interest rate in 2013 and planned decreases to the Pension Plan of Newmont in 2014, Mr. Engel experienced a decrease of $223,340 in his pension value for 2013.

Refer to the Compensation Discussion and Analysis section of this Proxy Statement for a description of the components of compensation, along with a description of all material terms and conditions of each component. In 2014, salary and bonus payments accounted for 11% of Mr. Goldberg’s total compensation as reflected in the Summary Compensation Table. Salary and bonus accounted for 13%, 18%, 11% and 14% of Ms. Brlas’, Dr. Dorward-King’s, Mr. Engel’s and Mr. Gottesfeld’s total compensation, respectively, as reflected in the Summary Compensation Table.

2014 ALL OTHER COMPENSATION TABLE

Name	Company Contributions to Defined Benefit Plans(1) ($)	Change in Value of Post- Retirement Medical and Life Insurance(2) ($)	Perquisites(3) ($)	Relocation Reimbursement and Tax Gross- Ups(4) ($)	Total ($)
Gary Goldberg	$15,600	$40,040	$9,000	—	$64,640
Laurie Brlas	$17,215	—	—	$636,519	$653,734
Elaine Dorward-King	$15,946	—	$11,250	—	$27,196
Randy Engel	$15,600	$72,549	$14,542	—	$102,691
Stephen Gottesfeld	$15,600	$68,239	$11,250	—	$95,089

(1)

Under the Company’s defined contribution plan, the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary contribution to the Savings Plan annually with a maximum match of $15,600. Ms. Brlas’ 2014 matching contribution shows as $1,615 more than the maximum, because she received such amount of match on January 6, 2014, for December 31, 2013 payroll. Dr. Dorward-King’s 2014 matching contribution shows as $346 more than the maximum because she received such amount of match on January 6, 2014, for December 31, 2013 payroll.

(2)

Messrs. Engel and Gottesfeld are eligible for retiree medical, having been employed before January 1, 2003. Messrs. Goldberg, Engel and Gottesfeld are eligible for officer death benefits post-employment if they attain a total of 75 by adding age and years of service by retiring at the date of unreduced pension (65 years of age for Mr. Goldberg, 59.667 years of age for Mr. Engel, and 57.667 years of age for Mr. Gottesfeld). Ms. Brlas and Dr. Dorward-King cannot attain a total of 75 with age and years of service at the time of unreduced pension, age 65.

(3)

In 2014, the Company provided the named executive officers with the opportunity to obtain financial advisory services up to a value of $15,000, paid by the Company. The amount is not grossed up for taxes and any executive electing to obtain the services are responsible for the personal tax liability associated with the imputed income for the benefit. Dr. Dorward-King’s and Mr. Gottesfeld’s perquisites consist of $11,250 of financial advisory services and Mr. Goldberg’s perquisite consists of $9,000 of financial advisory services. Mr. Engel’s perquisites consist of $11,250 of financial advisory services and $3,292 for administrative assistance for personal matters.

(4)	Ms. Brlas received $346,007 in relocation expense reimbursement and $290,512 in tax gross-ups on such relocation expenses.

Newmont Mining Corporation 2015 Proxy Statement   •  63

2014 GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value Of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary Goldberg
2014 AICP (Corporate & Personal Objectives Bonus)		$161,250	$1,612,500	$3,225,000
2014 PSU (payable 2017)	2/26/2014				0	139,523	279,046		$3,795,026
2014 SSU (payable 2015)	2/26/2014				37,878	75,756	113,634		$1,792,008
Laurie Brlas
2014 AICP (Corporate & Personal Objectives Bonus)		$70,000	$700,000	$1,400,000
2014 PSU (payable 2017)	2/26/2014				0	68,146	136,292		$1,853,571
2014 SSU (payable 2015)	2/26/2014				18,495	36,990	55,485		$874,998
Elaine Dorward-King
2014 AICP (Corporate & Personal Objectives Bonus)		$39,805	$398,052	$796,104
2014 PSU (payable 2017)	2/26/2014				0	33,119	66,238		$900,837
2014 SSU (payable 2015)	2/26/2014				8,989	17,977	26,966		$425,246
Randy Engel
2014 AICP (Corporate & Personal Objectives Bonus)		$53,550	$535,500	$1,071,000
2014 PSU (payable 2017)	2/26/2014				0	46,339	92,678		$1,260,421
2014 SSU (payable 2015)	2/26/2014				12,577	25,153	37,730		$594,994
Stephen Gottesfeld
2014 AICP (Corporate & Personal Objectives Bonus)		$42,500	$425,000	$850,000
2014 PSU (payable 2017)	2/26/2014				0	35,046	70.092		$953,251
2014 SSU (payable 2015)	2/26/2014				9,512	19,023	28,535		$449,989

(1)

Amounts shown represent threshold, target and maximum amounts for 2014 Corporate & Personal Objectives Bonuses. The Corporate Performance Bonus has a minimum threshold of 20% payout and the Personal Objectives Bonus has no minimum threshold. The Compensation Committee established the target for corporate metrics and personal objectives in March 2014. Payments of Corporate & Personal Objectives Bonuses for 2014 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Corporate & Personal Objectives Bonuses.

(2)

Amounts shown represent the threshold, target and maximum number of shares of the Performance Leveraged Stock Unit bonuses potentially awardable for the targets set in 2014, which will pay out in 2017. Amounts shown also represent the threshold, target and maximum number of shares of the Strategic Stock Unit bonuses potentially awardable for the targets set in 2014, which will pay out in 2015.

(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the Strategic Stock Units, the grant date fair value is the target number of shares granted multiplied by the fair market value on the date of grant. The Company’s 2005 and 2013 Stock Incentive Plans define fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the Strategic Stock Units. The fair market value on the date of grant, February 26, 2014, was $23.655, and the grant values are shown in the Stock Awards column of the Summary Compensation Table. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo grant date fair value $27.20 for the 2014-2016 (payout 2017) Performance Leveraged Stock Unit grant, and such amounts are shown in the Stock Awards column of the Summary Compensation Table.

64  •  Newmont Mining Corporation 2015 Proxy Statement

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)

Name	Exercisable	Unexercisable
Gary Goldberg
2012-2015 PSU (payout 2015)									59,422	$1,123,076
2012 FPS SSU									7,136	$134,870
2013-2016 PSU (payout 2016)									145,648	$2,752,747
2013 SSU (payout 2014-2016)									28,323	$535,305
2014-2017 PSU (payout 2017)									279,046	$5,273,969
2014 SSU (payout 2015-2017)									113,634	$2,147,683
Laurie Brlas
2013-2016 PSU (payout 2016)(7)									115,740	$2,187,486
2013 SSU (payout 2014-2016)(8)									18,607	$351,672
2014-2017 PSU (payout 2017)									136,292	$2,575,919
2014 SSU (payout 2015-2017)									55,485	$1,048,667
Elaine Dorward-King						4,544	(3)	$85,882
2013-2016 PSU (payout 2016)									32,926	$622,301
2013 SSU (payout 2014-2016)									6,401	$120,979
2014-2017 PSU (payout 2017)									66,238	$1,251,898
2014 SSU (payout 2015-2017)									26,966	$509,657
Randy Engel	3,750		$45.16	10/26/05	10/26/15
	8,500		$57.71	4/26/06	4/26/16
	25,000		$44.49	4/28/08	4/28/18
	41,863		$39.95	5/4/09	5/4/19
	34,982		$55.675	4/29/10	4/29/20
	33,000		$58.685	4/25/11	4/25/21
2012 FPS									4,236	$80,060
2012-2015 PSU (payout 2015)									35,270	$666,603
2013-2016 PSU (payout 2016)									48,372	$914,231
2013 SSU (payout 2014-2016)									9,404	$177,736
2014-2017 PSU (payout 2017)									92,678	$1,751,614
2014 SSU (payout 2015-2017)									37,730	$713,097
Stephen Gottesfeld						1,544	(4)	$29,182
						197	(5)	$3,723
	3,750		$45.16	10/26/05	10/26/15
	8,500		$57.71	4/26/06	4/26/16
	14,000		$42.06	4/30/07	4/30/17
	15,000		$44.49	4/28/08	4/28/18
	15,026		$39.95	5/4/09	5/4/19
	10,494		$55.675	4/29/10	4/29/20
	13,240		$58.685	4/25/11	4/25/21
2012-2015 PSU (payout 2015)									14,338	$270,988
2013-2015 PSU (payout 2015)									12,194	$230,467
2013-2016 PSU (payout 2016)									12,196	$230,504
2012 FPS									1,722	$32,546
2014-2017 PSU (payout 2017)									70,092	$1,324,739
2013 SSU (payout 2014-2016)									7,112	$134,417
2014 SSU (payout 2015-2017)									28,535	$539,312

(1)	From 2006 to 2011 stock options were granted one time per year. Stock options were granted two times per year prior to 2006. The Company did not grant stock options in 2012 or thereafter.

(2)	Assumes stock price of $18.90, the closing price on December 31, 2014.

(3)	Vesting dates are March 18, 2015 and 2016.

(4)	Vesting date is March 2, 2015.

(5)	Vesting date is May 1, 2015.

(6)

Maximum number of Performance Leveraged Stock Unit (200% target) bonuses and Strategic Stock Unit (150% target) bonuses are shown for all outstanding targets for which performance and grant are not yet determined, which are described in the Compensation Discussion and Analysis.

Newmont Mining Corporation 2015 Proxy Statement   •  65

(7)

Based on her hire date, Ms. Brlas’ 2013 PSU award is based upon the average closing stock price for the three months prior to her hire date of September 9, 2013, and the three year performance period is September 9, 2013 to September 9, 2016. The Monte Carlo grant date fair value on her 2013-2015 (payout 2016) PSU award is $39.24 per share.

(8)

Based on Ms. Brlas hire date, she received one-third of the SSU award on September 9, 2014, and she will receive another one-third on the second and third anniversaries from this date with a fair market value of $30.41 per share, the average of the high and low sales price on September 9, 2013, the date of grant.

2014 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary Goldberg	—	—	29,639	$622,194
Laurie Brlas	—	—	9,303	$236,389
Elaine Dorward-King	—	—	5,472	$133,428
Randy Engel	—	—	21,161	$498,340
Stephen Gottesfeld	—	—	14,824	$351,157

2014 PENSION BENEFITS TABLE(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary Goldberg	Pension Plan	3.083	$103,651	—
	Pension Equalization Plan	3.083	$964,077	—
Laurie Brlas	Pension Plan	1.333	$64,669	—
	Pension Equalization Plan	1.333	$306,806	—
Elaine Dorward-King	Pension Plan	1.833	$63,952	—
	Pension Equalization Plan	1.833	$181,296	—
Randy Engel	Pension Plan	21	$1,023,254	—
	Pension Equalization Plan	21	$5,647,230	—
Stephen Gottesfeld	Pension Plan	17.833	$678,332	—
	Pension Equalization Plan	17.833	$1,988,670	—

(1)	All calculations in the 2014 Pension Benefits Table were calculated using target Corporate Performance Bonus and Personal Bonus for 2014.

The Company provides two tax-qualified retirement plans, a Pension Plan and a Savings Plan (401(k) plan). In addition, the Company offers a non-qualified pension plan (the “Pension Equalization Plan”), and non-qualified savings plan (the “Savings Equalization Plan”) for highly compensated employees.

Pension Plan. Mr. Goldberg, Ms. Brlas, Dr. Dorward-King, Mr. Engel and Mr. Gottesfeld are participants in the qualified Pension Plan. The Pension Plan is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The plan provides for post-retirement payments determined by a formula based upon age, years of service and pension-eligible earnings for employees hired before January 1, 2007, called the final average pay calculation, up to July 2014. For employees hired after January 1, 2007 and for all participants accruing benefits following July 2014 including those formerly in the final average pay pension plan, the plan provides for post-retirement payments determined by a formula based upon years of service.

Final Average Pay Calculation. As of July 2014, all employees accrue pension benefits in the stable value pension. However, those employees hired before January 1, 2007 retain previously accrued benefits in the final average pay pension. Age 62 is the normal retirement age under the Pension Plan for final average pay calculation, meaning the age upon which the employee may terminate employment and collect benefits, or a participant may retire at age 55 with 10 years of service and collect reduced benefits immediately. If a Pension

66  •  Newmont Mining Corporation 2015 Proxy Statement

Plan participant terminates employment prior to age 55, but has a vested benefit by having acquired 5 years of service with the Company, the participant will begin to collect a benefit at age 62. If the participant terminates employment prior to age 55, but has 10 or more years of service with the Company, the participant may elect to collect a reduced benefit at age 55. If a participant attains the age of 48, has 10 years of service, and is terminated from employment within 3 years of a change of control, the participant is entitled to commence benefits. The Pension Plan utilizes the same definition of change of control as the Executive Change of Control Plan. The formula based upon age and years of service for benefits provides a strong incentive for Company employees to remain employed with the Company, even in times of high demand in the employment marketplace.

According to the Pension Plan, at the normal retirement age of 62, the Company calculates the monthly pension benefit amount through the following formula:

1.75% of the average monthly salary minus (-) 1.25% of the participant’s primary social security benefit times (×) the participant’s years of credited service

To determine the average monthly salary, the Company calculates the highest average from 5 consecutive prior years of employment within the last 10 years of employment of regular pay, vacation pay, cash bonus and a change of control payment, if applicable. Severance payments are not included as pensionable earnings. Salary does not include stock based compensation, foreign assignment premiums, signing bonuses, fringe benefits, payments from non-qualified plans or indemnity benefit payments. In the event a vested participant dies prior to the commencement of benefit payments, the participant’s legal spouse receives survivor benefits which are calculated based upon the pension benefit that the participant would have received upon retirement the day prior to death with an additional reduction factor applied. If the participant does not have a legal spouse, there is no benefit paid.

In the event of early retirement, meaning after reaching the age of 55 and at least 10 years of service, a participant is eligible to collect a monthly pension benefit upon retirement using the formula above with the following reductions:

EARLY RETIREMENT REDUCTIONS

Age at Termination	Years of Service	Reduction
55	At least 30	no reduction — payable upon termination
60	At least 10	lesser of 1/3 of 1% for each month of service less than 30 years of service (4% per year) or 1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
At least 55	At least 10	1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
Under 55	At least 10	1/2 of 1% for each month by which the date of benefit commencement precedes age 62 (6% per year) payable following termination and attainment of age 55
	At least 30	No reduction — payable at age 55

CHANGE OF CONTROL EARLY RETIREMENT

Age	Years of Service	Reduction
48 at time of change of control	At least 10	Lower reduction of 2% for each year by which termination precedes age 62, or applicable reduction above

STABLE VALUE CALCULATION

For the stable value pension, benefits are determined as follows:

Full Years of Services Completed by the end of the Plan Year	Percentage of Salary up to and including Social Security Wage Base	Percent of Salary Over the Social Security Wage Base
0-9	13%	21%
10-19	15%	23%
20+	17%	25%

Newmont Mining Corporation 2015 Proxy Statement   •  67

The stable value benefit, as of a given date, is the sum of all of the amounts accrued for each year of service. Salary in the stable value pension is defined the same as in the final average pay pension. Normal retirement age under the stable value pension is 65 and the vesting period is 5 years. If a stable value participant has 5 years of service and separates employment with Newmont prior to age 65, the participant is entitled to a reduced benefit. Under the stable value pension, participants may take their benefit in lump sum or an annuity.

Messrs. Engel and Gottesfeld have vested benefits under the final average pay (for service prior to July 2014) and the stable value (for service after July 2014) pensions by virtue of five or more years of service. Mr. Goldberg, Ms. Brlas, and Dr. Dorward-King participate in the stable value calculation of the Pension Plan of Newmont based upon their dates of hire and none of them have vested benefits under the Pension Plan, as they do not have five years of service with the Company.

The Pension Plan contains a cap on eligible earnings as required by the Internal Revenue Code as well as a cap on benefits as required by section 415 of the Internal Revenue Code. This cap limits the pension benefits that executive-grade employees of the Company can receive under the Pension Plan.

Pension Equalization Plan. The Pension Equalization Plan provides for an actuarially determined present value cash lump sum amount upon retirement, or upon termination after 5 years of service with the Company. The Company determines the lump sum amount by calculating a full pension benefit under the Pension Plan, utilizing the definition of Salary from the Pension Equalization Plan, and subtracting the actual benefit owed under the Pension Plan that is subject to the cap in benefits. The definition of Salary under the Pension Equalization Plan excludes bonus amounts in the form of restricted stock for executives hired or promoted to executive status after January 1, 2004. In other words, if a Company executive attained executive status before January 1, 2004, that executive will have restricted stock bonus amounts included as eligible earnings in the Pension Equalization Plan until December 31, 2007. Any bonus amounts in the form of restricted stock after December 31, 2007, will not be included for pension equalization benefits calculation purposes. The Company will calculate Salary for any executive entitled to include restricted stock in the definition of salary as of December 31, 2007. When such executive terminates employment with the Company, the executive shall receive benefits under the Pension Equalization Plan calculated with the higher of the salary calculation as of December 31, 2007, that includes restricted stock, or the salary calculation at the time of termination that excludes restricted stock.

If a participant dies while employed with the Company, or after retirement but before receipt of benefits under the Pension Equalization Plan, and the participant was entitled to benefits under the Pension Plan, the participant’s legal spouse receives survivor benefits which are calculated based upon the full Pension Equalization benefit minus the Pension Plan benefit amount. If the Company terminates a participant for cause, the participant forfeits all benefits under the Pension Equalization Plan.

Pension Calculation Assumptions. For final average pay benefits, the qualified pension present value uses a discount rate at December 31, 2014, of 4.32% and FASB mortality. The final average pay pension equalization value uses a pension equalization plan lump sum rate of 1.00% as of December 31, 2014, and mortality as defined in the Pension Equalization Plan to determine the lump sum payable at an executive’s earliest unreduced retirement age. For stable value benefits, from the qualified plan and the pension equalization plan are defined as a lump sum at age 65, the age at which the stable value benefits are unreduced. All of the benefits shown are also discounted from the earliest unreduced retirement age to current age using the FASB rate of 4.32%.

2014 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Gary Goldberg	—	—		—	—	—
Laurie Brlas	—	—		—	—	—
Elaine Dorward-King	$865	$346	(2)	$842	—	$18,092
Randy Engel	—	—		—	—	—
Stephen Gottesfeld	—	—		$872	—	$30,342

(1)	Amounts shown are included in the Salary column of the Summary Compensation Table.

(2)	Amount included in Company Contributions to Defined Contribution Plans column of All Other Compensation Table and column.

68  •  Newmont Mining Corporation 2015 Proxy Statement

Amounts shown are part of the Company’s Savings Equalization Plan. The Company maintains a Savings Plan and a Savings Equalization Plan for eligible employees.

Savings Plan. The Savings Plan is the Company’s defined contribution plan that is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The Savings Plan provides that eligible employees may contribute before-tax or after-tax compensation to a plan account for retirement savings. Under the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary (with a maximum of $260,000 in salary and a maximum match of $15,600) contribution to the Savings Plan annually. The Company contribution vests as follows:

SAVINGS PLAN VESTING SCHEDULE

Years of Service	Percentage of Company Contribution Vested
Less than 1 year	0
1 year	20
2 years	40
3 years	60
4 or more years	100

In the event of death, disability, retirement, change of control (same definition as Executive Change of Control Plan explained in the Potential Payments Upon Termination or Change of Control section below) or termination of the Savings Plan, a participant is fully vested in the Company contribution component of the Savings Plan. In accordance with the Internal Revenue Code, the Savings Plan limits the before-tax and after-tax contributions that highly compensated participants may make to the Savings Plan.

Savings Equalization Plan. The Savings Equalization Plan allows eligible participants the opportunity to defer up to 100% of compensation (minus before-tax contributions under the Savings Plan) beyond the Internal Revenue Code limitations set forth in the Savings Plan on a pre-tax basis. The Savings Equalization Plan is a non-qualified deferred compensation plan. To participate in the Savings Equalization Plan, an employee must have a base salary over $175,000 and be eligible to participate in the Savings Plan of Newmont. The purpose of the Savings Equalization Plan is to allow highly compensated employees a way to defer additional compensation for post-employment savings purposes beyond the limits set forth in the Savings Plan. A participant’s deferred compensation is contributed at the direction of the participant to various hypothetical investment alternatives. Such investments are selected by a committee of Company representatives, with the advice of professional investment managers. The Company contribution in the Savings Equalization Plan is subject to a cap of the first 6% of a participant’s base salary contribution (in the aggregate with any Company contribution to the Savings Plan) for each participant. The Savings Equalization Plan contains a 4 year vesting period for the Company contribution that is the same as for the Savings Plan.

Upon distribution of Savings Equalization Plan accounts, the participant receives a cash amount equal to the value of the contributions if such contributions had been invested in such hypothetical investments, as of the applicable valuation date. A participant receives distribution of Savings Equalization amounts in lump-sum form, or at a pre-selected distribution date in the future according to the provisions of the plan.

In the event a participant of the Savings Equalization Plan terminates employment with the Company due to retirement, death or disability, or change of control, the Company contribution will vest at 100% regardless of years of service, and the participant receives a single lump sum cash payment for the value of the accounts and Company match as soon as administratively possible following the applicable valuation date. In the event a participant of the Savings Equalization Plan terminates employment with the Company for any reason other than retirement, death, change of control or disability, the participant receives a single lump sum cash payment for the value of the accounts and the applicable percentage of vested Company match based upon years of service as provided above, as soon as administratively possible following the applicable valuation date. A participant in the Savings Equalization Plan is subject to the risk of decline in his or her account if the hypothetical investments chosen decline in value. In the event the Company terminates the employment of a participant of the Savings Equalization Plan due to cause, the participant forfeits all Company contributions under the Savings Equalization Plan.

In early 2010, the Company established a trust for participants’ account balances in the Savings Equalization Plan and the Company funds the participant account balances in the trust. The assets held in this trust may be subject to claims of the Company’s creditors in the event the Company files for bankruptcy.

Newmont Mining Corporation 2015 Proxy Statement   •  69

Potential Payments Upon Termination or Change of Control

Terms of Plans: See the Compensation Discussion and Analysis section and the text following the tables for a description of the material terms, conditions and assumptions for any of the Company’s benefit plans.

Retirement Benefits: Messrs. Engel and Gottesfeld have vested benefits under the Pension Plan and Pension Equalization Plan. Mr. Goldberg, Ms. Brlas and Dr. Dorward-King have not yet vested in the Pension Plan or the Pension Equalization Plan as they have not attained 5 years of service. See the Pension Benefits Table for the present value of benefits under these plans.

Voluntary Termination: The Named Executive Officers would receive no payments or other benefits upon voluntary termination, except for vested benefits under the Pension Plan and Pension Equalization Plan. See the Pension Benefits Table for the present value of benefits under these plans.

Termination Not For Cause: On October 25, 2011, the Board of Directors and the Compensation Committee of the Board adopted an Executive Severance Plan applicable to the Senior Director and above levels of the Company. Under the Executive Severance Plan, any eligible employee who is subject to involuntary termination of employment for any reason other than cause is entitled to severance benefits. Cause is defined as engagement in illegal conduct or gross negligence, or willful misconduct or any dishonest or fraudulent activity, breach of any contract, agreement or representation with the Company, or violation of Newmont’s Code of Conduct. Severance benefits consist of: 1) a fixed number of months of base salary; 2) target pro-rated bonus if terminated between March 31 and December 31 (if terminated January 1- March 31, bonus is paid out at actual for the prior year, with no bonus for the year of termination); 3) medical benefits for the severance period, not to exceed 18 months; and 4) outplacement services for up to 18 months. The range of fixed number of months of base salary for the Named Executive Officers is 24 months of salary for Mr. Goldberg, 15 months of salary + 1 month of salary for every year of service up to a maximum of 18 months of salary for Ms. Brlas, Dr. Dorward-King, Mr. Engel and Mr. Gottesfeld. For equity grants in the case of separation of employment under the Executive Severance Plan, there shall be a pro-rata percent acceleration of restricted stock units that have already been granted. There shall be a pro-rata grant of any Performance Leveraged Share Unit bonus that is beyond the first performance year in the lesser amount of target or actual payout. The calculations below in the termination tables utilize the target payout for Performance Leveraged Share Unit bonuses.

Termination For Cause: No additional benefits are payable in any case of termination for cause. The Company’s plans generally define cause as stated above.

Change of Control: Acceleration of any equity grant requires a double-trigger of a change of control and a termination of employment. The cash bonus plan provides for payment of target Corporate Performance Bonus and Personal Objectives Bonus upon a change of control between September 1 and December 31, and a target pro-rata bonus payment in the event of a change of control between January 1 and August 31. The final average pay Pension Plan (applicable only to Messrs. Engel and Gottesfeld) provides a retirement option at age 48 with 10 years of service and a lesser reduction factor in benefits, compared to circumstances not involving a change of control. Additionally, the Savings Plan and Savings Equalization Plan provide for immediate vesting of the Company matching contributions which is capped at a total of $15,600 per year.

The Company’s Executive Change of Control Plan applies to executive grade level employees, including the Officers, in the event of a change of control, which is generally defined as:

1)	The acquisition of beneficial ownership of 20% or more of either (a) the then outstanding shares of the Company; or (b) the combined voting power of the then outstanding shares of the Company entitled to vote generally in the Election of Directors (but not an acquisition by a Company entity or Company benefit plan); or

2)	The individuals constituting the Company’s Board of Directors on January 1, 2008 (for 2008 Executive Change of Control Plan) and January 1, 2012 (for 2012 Executive Change of Control Plan), cease to constitute at least a majority of the Board, with certain exceptions allowing the Board the ability to vote in new members by a majority; or

3)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation. The acquisition of assets of another corporation does not constitute a change of control if certain requirements are met to evidence that the Company is the acquiring company and will conduct the business of the combined entity going forward.

70  •  Newmont Mining Corporation 2015 Proxy Statement

Termination After Change of Control: Messrs. Goldberg, Engel and Gottesfeld are subject to the 2008 Executive Change of Control Plan and Ms. Brlas and Dr. Dorward-King are subject to the 2012 Executive Change of Control Plan. The plans provide for enhanced benefits in the case of termination following change of control of the Company (within three years for the 2008 plan and within two years for the 2012 plan), in most cases based on salary and bonus payments in previous years.

Executives are eligible for benefits under the change of control plans if terminated within the requisite time period of a change of control or if the executive terminates for good reason within the requisite time period of a change of control. The Change of Control Plans generally define good reason as any of the following without the executive’s prior consent: (a) material reduction in salary or bonus compensation from the level immediately preceding the change of control; (b) requiring the executive to relocate his or her principal place of business more than 35 miles (50 miles in the 2012 Executive Change of Control Plan) from the previous principal place of business; (c) failure by the employer to comply with the obligations under the Change of Control Plan; or (d) assigning the executive duties inconsistent with the executive’s position immediately prior to such assignment or any action resulting in the diminution of the executive’s position, authority, duties or responsibilities.

If an executive is eligible for termination benefits under the Executive Change of Control Plan, the executive is entitled to:

•	pro-rated bonus determined by percentage of the year worked at target level (or the full target bonus if change of control occurs between September 1 and December 31 according to the cash bonus plan);

•

2 times the “annual pay” for most executives and 3 times for individuals specified by the Board. Annual pay is defined as annual salary, annual cash bonus at the highest amount that the executive received in the three years prior to the change of control, and the highest employer matching contribution made to the Savings Plan on behalf of the executive in the three years prior to the change of control;

•

for a three year period (or the COBRA period for the 2012 Executive Change of Control Plan), health, dental, vision, prescription, disability and life insurance benefits for the executive and his or her family, and;

•	outplacement services consistent with the Company’s practices during the one-year period prior to the change of control.

For participants in the 2008 Executive Change of Control Plan, the executive is entitled to the following additional benefits:

•

a cash amount equal to the actuarial equivalent of three years of additional benefits under the Pension Plan, Pension Equalization Plan, Savings Equalization Plan and credit for three additional years under these plans for purposes of actuarial calculations, and

•	certain gross-up payments for excise taxes on the change of control payment.

Messrs. Goldberg, Engel and Gottesfeld participate in the 2008 Executive Change of Control Plan at three times annual pay level as of December 31, 2014. Ms. Brlas and Dr. Dorward-King participate in the 2012 Executive Change of Control Plan at three times annual pay level as of December 31, 2014. These individuals are designated for the enhanced benefits because they all hold positions that would require continuity during a change of control or threatened change of control. In addition, the positions that the designated individuals hold are at high risk for change of personnel in the event of a change of control and the enhanced benefit provides additional incentive for such executives to stay with the Company despite any concerns regarding a change of control.

An unvested participant of the pension plan who is separated from employment following a change of control vests in the pension plan. See the Pension Benefits Table and following text for pension values and unvested participants.

Death: Upon the death of one of the Named Executive Officers, payment is made to the estate based on the terms of the Officers’ Death Benefit Plan. The Officers’ Death Benefit Plan provides for a cash payment upon the death of currently employed executive-level officers of the Company, as well as eligible retired executive-level officers. The Officer Death Benefit Plan provides a lump sum cash benefit paid by the Company upon death as follows:

•	3 times final annual base salary for an executive officer who dies while an active employee;

•	1 times final annual base salary for an eligible executive officer who dies after retiring at or after normal retirement age; and

Newmont Mining Corporation 2015 Proxy Statement   •  71

•

30% to 90% of final annual base salary for an eligible executive officer who dies after separating employment but who retired prior to normal retirement age, depending on the number of years remaining to normal retirement age.

As of December 31, 2014, Mr. Goldberg, Ms. Brlas, Dr. Dorward-King, Mr. Engel and Mr. Gottesfeld were currently employed executive-level officers of the Company, and thus eligible for the Officer Death Benefit Plan. In the event of death during employment an unvested participant of the pension plan who dies while employed vests in the pension plan. See the Pension Benefits Table and following text for pension values and unvested participants.

Disability: Short-term disability benefits provide for 100% of base pay (salary and bonus) for the initial eight weeks of disability and 60% of base pay for the remainder of short-term disability for a total period of up to six months. In the event of long-term disability, the Company has an insurance plan that provides a maximum monthly benefit to executives and officers of the Company of $13,000 per month. The maximum benefit period for the long-term disability benefit varies depending upon the age on date of disability.

Disability Coverage: The value of disability coverage is based on the incremental additional cost to the Company for additional coverage. The 2008 Executive Change of Control Plan generally provides for 3 years of disability coverage for the Named Executive Officers who receive the three times benefit and the 2012 Executive Change of Control Plan does not provide for disability benefits continuation.

2014 Performance Bonuses: All amounts shown for Bonuses include Corporate Performance Bonuses, Personal Performance Bonuses, Performance Leveraged Stock Unit bonuses and Strategic Stock Unit bonuses and are calculated at target level for 2014 performance.

Accelerated Vesting of Restricted Stock: The amounts shown assume vesting as of December 31, 2014, of restricted stock units at the December 31, 2014, closing price of $18.90. The amounts shown do not include any vested stock awards.

Performance Leverage Stock Unit Bonus: The amounts shown for the Performance Leveraged Stock Unit Bonus in the event of a Change of Control assume target payout and a stock price of $18.90, the December 31, 2014, closing price, because there is no change of control price to determine actual payout, as contemplated by the PSU program.

Strategic Stock Unit Bonus: The amounts shown for the Strategic Stock Unit Bonus in the event of termination following a change of control represent the target bonus granted upon a change of control for the year of the change of control in the form of restricted stock units that are then subject to a vesting period beginning with one-third vesting the following January 1 and the following two-thirds each vesting with the two anniversaries after the initial vesting. The vesting accelerates upon a termination of employment after a change of control. The figures shown represent target payout and a stock price of $18.90, the December 31, 2014, closing price.

Incremental Non-Qualified Pension: The amounts shown as Incremental Non-Qualified Pension are based on 3 additional years of service credit following termination of employment in the case of change of control for those Named Executive Officers who participate in the 2008 Executive Change of Control Plan. All amounts payable are based upon the same assumptions and plan provisions used in the Summary Compensation Table and Pension Benefits Table, except that the Termination After Change of Control calculation does not include a present value discount.

Health Care Benefits: The value of health care benefits disclosed below is based on the incremental additional cost to the Company for the length of coverage specified in the Executive Severance Plan of Newmont, the Executive Change of Control Plans or Disability Plan, except that for Change of Control, the amount is determined without any present value discount.

Life Insurance: Life insurance coverage and proceeds are provided under the terms of the Officers Death Benefit Plan.

280G Tax Gross-Up: The Company adopted an Executive Change of Control Plan in 2012 that eliminates a 280G tax gross-up, and provides for the payment of the higher of the change of control payment with the application of the excise tax imposed by Section 4999 of the Code, or a reduced change of control payment to an amount at which the excise tax does not apply. For named Executive Officers eligible for benefits under the 2008 Change of Control Plan (which has been frozen to new participants as of January 1, 2012), the Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and

72  •  Newmont Mining Corporation 2015 Proxy Statement

any income taxes and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G taxes, if payment to an individual beneficiary exceeds 110% of the safe harbor under Section 4999. If the payment to the individual does not exceed 110% of the safe harbor under Section 4999, the change of control benefit will be reduced to fall within the safe harbor, rather than providing an excise tax gross-up. Any 280G tax gross-up amounts reflected in the tables below assume that the executive is entitled to a full reimbursement by the Company of any (a) excise taxes that are imposed on the executive as a result of the change of control, (b) any income and excise taxes imposed on the executive as a result of the Company’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of the Company’s reimbursement to the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 2.90% Medicare tax rate and a 4.63% state income tax rate. For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement. For any employee hired or promoted into an executive position after January 1, 2012, the Company does not provide a 280G tax gross-up benefit.

The following tables describe the estimated potential payments upon termination or change of control of the Company for the Named Executive Officers. The amounts shown assume that the termination or change of control occurred on December 31, 2014. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS ON TERMINATION

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Gary Goldberg
Base Benefit	$2,150,000	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$1,612,500	$1,612,500	—	$1,612,500	$1,612,500
Strategic Stock Unit Bonus	—	—	$1,431,788	—	—
Performance Leveraged Stock Unit Bonus	$2,358,096	$2,358,096	$2,216,800	$2,358,096	$2,358,096
Change of Control Payment	—	—	$9,461,388	—	—
Accelerated Vesting of Restricted Stock Units	$341,485	—	$670,175	$670,175	$670,175
Incremental Non-Qualified Pension	—	—	$1,951,251	—	—
Health Care Benefits and Life Insurance Coverage	$62,726	—	$127,000	—	—
Life Insurance Proceeds	—	—	—	$3,225,000	—
Disability Coverage	—	—	$3,780	—	—
Outplacement Services	$14,850	—	$14,850	—	—
280G Tax Gross-Up	—	—	$10,638,269	—	—
Total	$6,539,657	$3,970,596	$26,515,301	$7,865,771	$4,640,771

Newmont Mining Corporation 2015 Proxy Statement   •  73

POTENTIAL PAYMENTS ON TERMINATION, CONTINUED

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Laurie Brlas
Base Benefit	$933,333	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$700,000	$700,000	—	$700,000	$700,000
Strategic Stock Unit Bonus	—	—	$699,111	—	—
Performance Leveraged Stock Unit Bonus	$907,748	$907,748	$1,473,954	$907,748	$907,748
Change of Control Payment	—	—	$4,200,000	—	—
Accelerated Vesting of Restricted Stock Units	$55,396	—	$351,672	$351,672	$351,672
Incremental Non-Qualified Pension	—	—	—	—	—
Health Care Benefits and Life Insurance Coverage	$38,471	—	$45,432	—	—
Life Insurance Proceeds	—	—	—	$2,100,000	—
Disability Coverage	—	—	$1,890	—	—
Outplacement Services	$9,990	—	$14,850	—	—
280G Tax Gross-Up	—	—	—	—	—
Total	$2,644,938	$1,607,748	$6,786,909	$4,059,420	$1,959,420
Elaine Dorward-King
Base Benefit	$630,000	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$398,052	$398,052	—	$398,052	$398,052
Strategic Stock Unit Bonus	—	—	$339,765	—	—
Performance Leveraged Stock Unit Bonus	$416,065	$416,065	$521,035	$416,065	$416,065
Change of Control Payment	—	—	$2,611,656	—	—
Accelerated Vesting of Restricted Stock Units	$85,485	—	$206,861	$206,861	$206,861
Incremental Non-Qualified Pension	—	—	—	—	—
Health Care Benefits and Life Insurance Coverage	$20,394	—	$24,964	—	—
Life Insurance Proceeds	—	—	—	$1,417,500	—
Disability Coverage	—	—	$1,890	—	—
Outplacement Services	$9,990	—	$14,850	—	—
280G Tax Gross-Up	—	—	—	—	—
Total	$1,559,986	$814,117	$3,721,021	$2,438,478	$1,020,978
Randy Engel
Base Benefit	$892,500	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$535,500	$535,500	—	$535,500	$535,500
Strategic Stock Unit Bonus	—	—	$475,392	—	—
Performance Leveraged Stock Unit Bonus	$929,975	$929,975	$736,250	$929,975	$929,975
Change of Control Payment	—	—	$4,167,939	—	—
Accelerated Vesting of Restricted Stock Units	$143,243	—	$257,796	$257,796	$257,796
Incremental Non-Qualified Pension	—	—	$3,492,214	—	—
Health Care Benefits and Life Insurance Coverage	$42,138	—	$92,525	—	—
Life Insurance Proceeds	—	—	—	$1,785,000	—
Disability Coverage	—	—	$3,780	—	—
Outplacement Services	$14,850	—	$14,850	—	—
280G Tax Gross-Up	—	—	$4,927,609	—	—
Total	$2,558,206	$1,465,475	$14,168,355	$3,508,271	$1,723,271

74  •  Newmont Mining Corporation 2015 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION, CONTINUED

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Stephen Gottesfeld
Base Benefit	$750,000	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$425,000	$425,000	—	$425,000	$425,000
Strategic Stock Unit Bonus	—	—	$359,535	—	—
Performance Leveraged Stock Unit Bonus	$548,346	$548,346	$480,003	$548,346	$548,346
Change of Control Payment	—	—	$3,315,879	—	—
Accelerated Vesting of Restricted Stock Units	$111,567	—	$199,868	$167,152	$167,152
Incremental Non-Qualified Pension	—	—	$2,261,226	—	—
Health Care Benefits and Life Insurance Coverage	$41,451	—	$91,103	—	—
Life Insurance Proceeds	—	—	—	$1,500,000	—
Disability Coverage	—	—	$3,780	—	—
Outplacement Services	$14,850	—	$14,850	—	—
280G Tax Gross-Up	—	—	$3,923,582	—	—
Total	$1,891,214	$973,346	$10,649,826	$2,640,498	$1,140,498

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors and holders of greater than 10% of the Company’s outstanding common stock to file initial reports of their ownership of the Company’s equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with in 2014.

Newmont Mining Corporation 2015 Proxy Statement   •  75

Proposal No. 2 — Ratify Appointment of Auditors

The Audit Committee of the Board of Directors (the “Audit Committee”) of Newmont Mining Corporation and its subsidiaries (“Newmont” or the “Company”) has selected Ernst & Young LLP (“EY”) as the independent registered public accounting firm for Newmont for the fiscal year ending December 31, 2015.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee periodically reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm (“independent auditor”).

In 2014, following over ten years of continuous service by PricewaterhouseCoopers LLP (“PwC”), the Audit Committee engaged in a competitive review process in connection with the selection of the Company’s independent auditor for the fiscal year ending December 31, 2015. The Audit Committee invited four major accounting firms to participate, including PwC, and conducted an extensive evaluation process. The Audit Committee and its Chair were also directly involved with the selection of the new lead engagement partner and the negotiation of audit fees.

As noted in the Company’s Form 8-K filed on June 10, 2014, as result of this process, the Audit Committee determined that EY would be appointed as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. As such, in June 2014, the Company informed EY and PwC of the Audit Committee’s decision. Following completion of independence and certain approval procedures, EY was formally engaged in September 2014 as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Upon issuing their audit opinion, PwC has completed their audit work as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The members of the Audit Committee and the Board of Directors believe that the retention of EY as the Company’s independent auditors is in the best interest of the Company and its stockholders. As such, the Audit Committee and the Board of Directors are asking that stockholders ratify the appointment of EY as independent auditors. If stockholders fail to ratify the appointment of EY, the Audit Committee may reconsider this appointment.

Both representatives of PwC and EY are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EY AS NEWMONT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015.

INDEPENDENT AUDITORS FEES

PwC billed the following fees in 2014 and 2013 for professional services rendered to Newmont:

	2014	2013
Audit Fees	$5,477,000	$5,910,792
Audit-Related Fees(1)	$67,709	$62,679
Tax Fees(2)	—	$83,969
All Other Fees(3)	$18,720	$21,240
Total(4)	$5,563,429	$6,078,680
(1)	Primarily relates to fees for annual agreed-upon procedures at our subsidiaries pursuant to local statutory requirements.

(2)	Primarily relates to fees related to tax planning and other advisory services.

(3)	Represents training and software licensing fees.

76  •  Newmont Mining Corporation 2015 Proxy Statement

(4)	The above fees do not include fees paid to PwC by Newmont’s minority shareholders for work performed on their behalf of $142,500 and $186,000 for 2014 and 2013, respectively, in Peru and Indonesia.

The Audit Committee has established procedures for engagement of the Company’s independent registered public accounting firm to perform services other than audit, review and attest services.

In order to safeguard the independence of the Company’s independent registered public accounting firm, for each engagement to perform such non-audit service, (a) management and PwC affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring PwC to perform the services; and (c) PwC affirms to the Audit Committee that it is qualified to perform the services.

The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by PwC in 2014 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by PwC in assessing its independence.

Newmont Mining Corporation 2015 Proxy Statement   •  77

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. The Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit process. Additional information about the Committee’s role in corporate governance can be found in the Committee’s Charter.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers (“PwC”), the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2014. Management has affirmed to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee of the Board of Directors:

Noreen Doyle, Chair

Bruce R. Brook

J. Kofi Bucknor

Vincent A. Calarco

78  •  Newmont Mining Corporation 2015 Proxy Statement

Proposal No. 3 — To Approve, on an

Advisory Basis, the Compensation of the Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with the 2011 Annual Meeting of Stockholders. The Board recommended, and our stockholders agreed, that the advisory vote on executive compensation be held on an annual basis. Upon review of the stockholder voting results concerning that proposal, the Company’s Board of Directors and Compensation Committee determined that we will hold an annual advisory vote on executive compensation. Accordingly, we are asking stockholders to approve on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this Proxy Statement. This Proposal No. 3, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2014 executive compensation programs and policies and the compensation paid to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on us, the Board or the Compensation Committee. However, your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the “Compensation Discussion and Analysis,” compensation tables and related-narrative discussion in this 2015 Proxy Statement, is hereby APPROVED.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION FOR THE REASONS OUTLINED BELOW.

The Company pay is highly aligned to company performance and shareholder experience. See the Executive Summary of the “Compensation Discussion and Analysis” for a review of 2014 Company performance and its correlation to CEO compensation including a summary of Company three-year CEO pay and total shareholder return for the same time period.

Before you vote, we urge you to read the “Compensation Discussion and Analysis” section found on pages 26 to 56 of this Proxy Statement for additional details on our executive compensation.

79  •  Newmont Mining Corporation 2015 Proxy Statement

PAY FOR PERFORMANCE STRUCTURE

Company results on operational, financial and relative stockholder return measures (the “incentive measures”) have a direct link to our incentive compensation plans, which comprise the majority of executive compensation. We believe our incentive measures are key drivers for business results, support sustained long-term performance, and promote stockholder alignment as shown in our executive compensation structure below.

Newmont’s Executive Compensation Structure— Portfolio of Leadership Measures (percentages reflect mix of target compensation for the CEO)

•

Long-term equity compensation has multi-year performance-based vesting. Long-term equity compensation is designed to align the interests of our executive officers with those of our stockholders by rewarding management for financial, share price and relative share price performance — with strategic stock units and performance-leverage stock units vesting over multi-year periods;

•

Total cash compensation is tied to performance. Cash awards for the corporate performance bonus based upon defined performance metrics of safety, production (gold and copper), total cash sustaining costs, project cost and execution, and reserves and resource mineralization additions, in order to support annual operating and financial performance. Cash awards for the personal bonus are based upon measures and objectives approved in advance by the Compensation Committee, which are designed to reward achievement of individual objectives to support current initiatives, long-term sustainability and Company performance; and

•

Excluding base salary, all compensation components are at-risk. The Compensation Committee and management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. As such, for our executive officers, all compensation components (excluding base salary) are at-risk, expressed as a percentage of base salary, and designed to drive performance within the control of management, and/or align management with long-term performance and stockholder interest. We believe that the mix and structure of compensation strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. We encourage you to read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our Named Executive Officers, and our 2014 Annual Report on Form 10-K under the heading “Management’s Discussion and Analysis” for additional information regarding the Company’s financial performance.

For the reasons outlined above, we believe that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking you to endorse our executive compensation program by voting for the above resolution.

80  •  Newmont Mining Corporation 2015 Proxy Statement

Other Matters

The Board of Directors does not intend to bring other matters before the Annual Meeting, except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment. Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s web site, at www.newmont.com.

Newmont Mining Corporation 2015 Proxy Statement   •  81

Annex A

SSU ADJUSTED EBITDA: Management of the Company uses SSU Adjusted Earnings before interest, taxes and depreciation and amortization (“SSU Adjusted EBITDA”) to evaluate the Company’s performance for compensation purposes in connection the calculation of Strategic Stock Unit awards. Under the program, SSU Adjusted EBITDA may be adjusted for one-time accounting items such as asset sales and impairments and for certain commodity and currency impacts as compared to the previously approved annual budget plan which are not in management’s control. SSU Adjusted EBITDA differs from what is reported under accounting principles generally accepted in the U.S. Further to the discussion of this metric on pages 51-52 of the Company’s 2015 Proxy Statement, a reconciliation of SSU Adjusted EBITDA for the year-ended December 31, 2014 appears below.

Year Ended December 31, 2014(1)
Income (loss) before income and mining tax and other items	$506
Depreciation and amortization	1,229
Interest expense, net	361
EBITDA	$2,096
2014 Budget Plan Related Adjustments:
Metal prices, diesel costs and foreign currency assumptions (2)	$194
Asset sales (3)	(48)
SSU ADJUSTED EBITDA	$2,242

(1)	Dollars in table above are represented in millions.

(2)	Assumption adjustments relate to gold and copper price, diesel costs and foreign currency impacts that are not within management’s control.

(3)	Asset sales reflect changes as compared to budget plans due to the impact of the Midas, Jundee and La Herradura divestures.

Investors are cautioned that SSU Adjusted EBITDA is considered a compensation-related measure by management and should not be confused with the Company’s EBITDA or Adjusted EBITDA reported and reconciled in the Company’s Form 10-K under the heading “Part II – Item 7 – MD&A – Non-GAAP Financial Measures.” Management of the Company uses EBITDA and EBITDA adjusted for non-core or unusual items (“Adjusted EBITDA”) as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA are non-U.S. GAAP measures. EBITDA, Adjusted EBITDA or SSU Adjusted EBITDA do not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Newmont Mining Corporation 2015 Proxy Statement   •  A-1

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on April 22, 2015.
Vote by Internet
• Go to www.envisionreports.com/NEM
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.												+
1.	Election of Directors:	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain

	01 - B.R. Brook	☐	☐	☐	02 - J.K. Bucknor	☐	☐	☐	03 - V.A. Calarco	☐	☐	☐

	04 - A. Calderón	☐	☐	☐	05 - J.A. Carrabba	☐	☐	☐	06 - N. Doyle	☐	☐	☐

	07 - G.J. Goldberg	☐	☐	☐	08 - V.M. Hagen	☐	☐	☐	09 - J. Nelson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify Appointment of Independent Registered Public Accounting Firm for 2015.	☐	☐	☐	3.	Approve, on an Advisory Basis, Named Executive Officer Compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2014 Annual Report to Stockholders are available at:

www.envisionreports.com/NEM

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Newmont Mining Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2015.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT MINING CORPORATION

The undersigned, a holder of record shares of common stock, par value $1.60 per share, of Newmont Mining Corporation (the “Corporation”) at the close of business on February 24, 2015 (the “Record Date”), hereby appoints Stephen P. Gottesfeld, Logan Hennessey and Nancy Lipson, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m. local time on Wednesday, April 22, 2015 at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, USA, and any adjournment thereof, upon the matters listed on the reverse side hereof.

The proxies cannot vote your shares unless you vote by mail, Internet or telephone. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. To vote by Internet or telephone, please follow the instructions on the reverse side hereof. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES, IN THEIR DISCRETION, TO VOTE ON ANY OTHER BUSINESS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PROXIES CAN ONLY BE GIVEN BY THE CORPORATION’S COMMON STOCKHOLDERS OF RECORD ON THE RECORD DATE. PLEASE SIGN YOUR NAME BELOW EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE(S) ON THE RECORD DATE OR ON THE LABEL AFFIXED HERETO. WHEN THE SHARES OF THE CORPORATION’S COMMON STOCK ARE HELD OF RECORD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND THE 2014 ANNUAL REPORT TO STOCKHOLDERS.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)